Exhibit 99.2

Execution Version

THIRD AMENDED AND RESTATED

$5,000,000,000 CREDIT AGREEMENT

dated as of

March 14, 2023

among

SIMON PROPERTY GROUP, L.P.,

THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS LENDERS,

and

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

and

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC.,

MIZUHO BANK, LTD., PNC CAPITAL MARKETS LLC and

WELLS FARGO SECURITIES LLC,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

and

THE BANK OF NOVA SCOTIA, BNP PARIBAS SECURITIES CORP.,

CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS BANK, USA,

ROYAL BANK OF CANADA, SOCIETE GENERALE,

SUMITOMO MITSUI BANKING CORPORATION, TD SECURITIES (USA) LLC, and

U.S. BANK NATIONAL ASSOCIATION

AS JOINT LEAD ARRANGERS

and

BANK OF AMERICA, N.A.,

AS SYNDICATION AGENT

and

THE BANK OF NOVA SCOTIA, BNP PARIBAS, CITIBANK, N.A.,

GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA,

SOCIETE GENERALE, SUMITOMO MITSUI BANKING CORPORATION,

TD BANK, N.A., U.S. BANK NATIONAL ASSOCIATION and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS CO-SYNDICATION AGENTS

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC. and TRUIST BANK,

AS CO-DOCUMENTATION AGENTS

and

BANCO SANTANDER, S.A., NEW YORK BRANCH,

AS SENIOR MANAGING AGENT

and

BANK OF MONTREAL, FIFTH THIRD BANK, NATIONAL ASSOCIATION

and REGIONS BANK,

AS MANAGING AGENTS

Table of Contents

Page

ARTICLE I	DEFINITIONS	1

1.1	Certain Defined Terms	1
1.2	Computation of Time Periods	46
1.3	Accounting Terms	46
1.4	Other Terms	46
1.5	Interest Rates; Benchmark Notification	46
1.6	Divisions	47
1.7	Rounding	47
1.8	References to Agreements, Laws, etc.	47
1.9	Times of Date	47
1.10	Timing of Payment or Performance	47
1.11	Certifications	48
1.12	Borrower Agent	48
1.13	Paid-in Full	48

ARTICLE II	AMOUNTS AND TERMS OF LOANS	48

2.1	Committed Loans	48
2.2	[Reserved]	54
2.3	Use of Proceeds of Loans	54
2.4	Revolving Credit Termination Date	54
2.5	Extension Options	54
2.6	Maximum Credit Facility	55
2.7	Authorized Agents	55
2.8	Special Provisions Regarding Alternative Currency Loans and Revolving Credit Loans to Foreign Qualified Borrowers	56
2.9	[Reserved]	60
2.10	Qualified Borrowers	60

ARTICLE III	[RESERVED]	61

ARTICLE IV	PAYMENTS AND PREPAYMENTS	61

4.1	Prepayments; Reductions in Commitments	61
4.2	Payments	62

-i-

-ii-

-iii-

-iv-

-v-

LIST OF EXHIBITS AND SCHEDULES

Exhibit A --	Form of Assignment and Acceptance
Exhibit B --	Form of Revolving Credit Note
Exhibit C --	Form of Notice of Borrowing
Exhibit D --	Form of Notice of Conversion/Continuation
Exhibit E --	List of Closing Documents
Exhibit F --	Form of Officer’s Certificate to Accompany Reports
Exhibit G --	Sample Calculations of Financial Covenants
Exhibit H --	[Reserved]
Exhibit I --	[Reserved]
Exhibit J --	[Reserved]
Exhibit K --	[Reserved]
Exhibit L --	Form of Qualified Borrower Guaranty of Payment
Exhibit M --	Form of Guaranty of Collection
Exhibit N --	Form of U.S. Tax Compliance Certificates
Exhibit O --	Form of Notice of Qualified Borrower
Schedule 1.1A --	Revolving Credit Commitments
Schedule 1.1.5 --	Unsecured Bond Offerings
Schedule 7.1-I --	Pending Actions
Schedule 7.1-P --	Existing Environmental Matters
Schedule 7.1-Q --	ERISA Matters

-vi-

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amended and Restated Credit Agreement, dated as of March 14, 2023 (as amended, supplemented or modified from time to time, the “Agreement”) is entered into among SIMON PROPERTY GROUP, L.P., the Qualified Borrowers party hereto, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, JP MORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., as a joint lead arranger and joint bookrunner, BOFA SECURITIES, INC., as a joint lead arranger and joint bookrunner, the financial institutions listed on the cover page to this Agreement as “Joint Lead Arrangers”, as joint lead arrangers, BANK OF AMERICA, N.A., as Syndication Agent, the financial institutions listed on the cover page to this Agreement as “Co-Syndication Agents”, as Co-Syndication Agents, the financial institutions listed on the cover page to this Agreement as “Co-Documentation Agents”, as Co-Documentation Agents, the financial institutions listed on the cover page to this Agreement as “Senior Managing Agents”, as Senior Managing Agents, and the financial institutions listed on the cover page to this Agreement as “Managing Agents”, as Managing Agents.

R E C I T A L S

WHEREAS, the Borrower, the Administrative Agent, certain of the Lenders and certain other financial institutions are party to a Second Amended and Restated Credit Agreement dated as of March 16, 2020, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 4, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which such Lenders provide a revolving credit facility to the Borrower; and

WHEREAS, the Borrower, the Qualified Borrowers, the Administrative Agent and the Lenders wish to amend and restate the Existing Credit Agreement in its entirety as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

1.1            Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Floating Overnight Daily SOFR Rate” means, for any day, an interest rate equal to the floating overnight Daily Effective SOFR Rate, plus 0.10%; provided that if the Adjusted Floating Overnight Daily SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” is JPMorgan Chase, except only in the case of the delivery of a Notice of Borrowing with respect to an Alternative Currency Loan, “Administrative Agent” is J.P. Morgan Europe Limited, and each successor Administrative Agent appointed pursuant to the terms of Article XII of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”, as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

“Agent Party” has the meaning assigned to it in Section 14.8(d).

“Agreed Currencies” means, individually or collectively as the context so requires, Dollars and each Alternative Currency.

“Agreement” is defined in the preamble hereto.

“Alternative Currency” means the lawful currency of any of the European Union (Euros), Great Britain (Pounds Sterling), Japan (Yen), Canada (Canadian Dollars), Australia (Australian Dollars) and other foreign currencies mutually agreed between the Borrower and the Administrative Agent that the Administrative Agent determines are (i) freely transferable, (ii) freely convertible into Dollars, (iii) approved by the Administrative Agent and a sufficient number of Revolving Credit Lenders in accordance with Section 2.8(h), and (iv) Reuters (or any successor thereto) publishes a recognized interest rate for such currency. None of the foregoing currencies as of the Closing Date shall cease to be an “Alternative Currency” available hereunder solely as a result of the cessation or termination of the publication of the applicable interest rate for such currency after the Closing Date in accordance with any planned cessation or termination of the publication of such interest rate announced prior to the Closing Date so long as a replacement interest rate for such currency is implemented pursuant to Section 5.2 hereof. For all purposes of this Agreement, including without limitation the calculation of the Dollar Equivalent Amount at any time and from time to time, each Alternative Currency Borrowing will be marked-to-market on the last Business Day of each month and as of the date of each Borrowing.

“Alternative Currency Commitment” means with respect to each Revolving Credit Lender, the amount set forth next to the name of such Revolving Credit Lender on Schedule 1.1A hereto as its commitment for Revolving Credit Loans in Alternative Currency (and, for each Revolving Credit Lender which is an assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 14.1 as the assignee’s Alternative Currency Commitment), as such amount may be reduced from time to time pursuant to Section 4.1(b) or in connection with an assignment to an assignee, and as such amount may be increased in connection with an assignment from an assignor or from time to time pursuant to Section 2.1(e). In no event shall any Revolving Credit Lender’s Alternative Currency Commitment be deemed to reduce such Revolving Credit Lender’s Revolving Credit Commitment; it being understood that with respect to those Revolving Credit Lenders with both a Revolving Credit Commitment in Dollars and an Alternative Currency Commitment, Borrower and/or Qualified Borrowers may borrow in either or both of Dollars and Alternative Currency, up to an aggregate amount (or Dollar Equivalent Amount) not to exceed such Revolving Credit Lender’s Revolving Credit Commitment.

“Alternative Currency Sublimit” means, a Dollar Equivalent Amount of Revolving Credit Loans denominated in Alternative Currency equal to 100% of the Maximum Revolving Credit Amount.

“Annual Compliance Certificate” is defined in Section 8.2(b).

“Annual EBITDA” means, with respect to any Project or Minority Holding, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, an amount equal to (i) total revenues relating to such Project or Minority Holding for such period, less (ii) total operating expenses relating to such Project or Minority Holding for such period (it being understood that the foregoing calculation shall exclude non-cash charges as determined in accordance with GAAP). Each of the foregoing amounts shall be determined by reference to the Borrower’s Statement of Operations for the applicable periods. An example of the foregoing calculation is set forth on Exhibit G hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money-laundering or corruption.

“Applicable Lending Office” means, with respect to a particular Lender, (i) its International Lending Office in respect of provisions relating to Term Benchmark Loans and RFR Loans and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

“Applicable Margin” means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the following tables. Any change in the Applicable Margin shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower’s Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable.

The Applicable Margin for Revolving Credit Loans, from time to time, depending on Borrower’s Credit Rating shall be as follows:

Range of Borrower’s Credit Rating	Applicable Margin for Term Benchmark Loans, RFR Loans and Daily SOFR Loans (% per annum)	Applicable Margin for Base Rate Loans (% per annum)
below BBB-/Baa3 or unrated	1.400%	0.400%
BBB-/Baa3	1.050%	0.050%
BBB/Baa2	0.850%	0.000%
BBB+/Baa1	0.775%	0.000%
A-/A3	0.725%	0.000%
A/A2	0.700%	0.000%
A+/A1 or higher	0.650%	0.000%

If at any time the Borrower shall have only one (1) Credit Rating, for purposes of this definition, (x) if such Credit Rating is from Moody’s or S&P, the Applicable Margin shall be based on such Credit Rating and (y) if such Credit Rating is from Fitch, the Applicable Margin shall be deemed to be the Applicable Margin as though the Borrower has no Credit Rating. If at any time when the Borrower has only two (2) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between such Credit Ratings is one (1) ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the higher of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two (2) ratings categories or more (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the midpoint (rounded upwards if necessary) of the applicable Credit Ratings were used. If at any time when the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one (1)  ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two (2) ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two (2) highest Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Margin shall be the rate per annum that would be applicable if the second highest Credit Rating of the three (3) were used.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto (or in any other form, including electronic records generated by the use of an electronic platform, approved by the Administrative Agent) and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent (and, to the extent that such assignment requires the consent of the Borrower pursuant to Section 14.1, the Borrower) in connection with an assignment of a Lender’s interest under this Agreement in accordance with the provisions of Section 14.1.

“AUD Bank Bill Reference Rate” means for any Loans in Australian Dollars, the AUD Screen Rate.

“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate as administered by ASX Benchmarks Pty Limited (CAN 616 075 417) (or any other Person that takes over the administration of that rate) for Australian Dollar bills of exchange with a tenor equal to such Interest Period, displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Day for such Interest Period. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Authorized Financial Officer” means a chief executive officer, chief financial officer, chief accounting officer, treasurer or other senior financial officer having similar responsibilities.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (vi) of Section 5.2(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Local Rate” means, with respect to any Borrowing of Term Benchmark Loans denominated in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency as of the Specified Time on the Quotation Day for such currency and Interest Period; provided that if the Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further, that, if a Local Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Base Local Rate for such currency and Interest Period shall be the Interpolated Rate, subject to Section 5.2(d); provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one (1) month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 5.2(d) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 5.2(d)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Base Rate Loan” means a Committed Loan denominated in Dollars which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a).

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency, (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency or (iii) a Daily SOFR Loan, the Adjusted Floating Overnight Daily SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) of Section 5.2(d).

“Benchmark Replacement” means, for any Available Tenor:

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent in consultation with the Borrower determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2(d) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2(d).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means SIMON PROPERTY GROUP, L.P., a Delaware limited partnership.

“Borrower Partnership Agreement” means the Eighth Amended and Restated Limited Partnership Agreement of the Borrower, dated as of May 8, 2008, as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent or as permitted under Section 10.10.

“Borrowing” means a borrowing consisting of Loans of the same type and Class made, continued or converted on the same day.

“Business Activity Report” means (i) an Indiana Business Activity Report from the Indiana Department of Revenue, Compliance Division, (ii) a Notice of Business Activities Report from the State of New Jersey Division of Taxation, (iii) a Minnesota Business Activity Report from the Minnesota Department of Revenue, or (iv) a similar report to those referred to in clauses (i) through (iii) hereof with respect to any jurisdiction where the failure to file such report would have a Material Adverse Effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed; and in addition, with respect to any date for the payment or purchase of, or the fixing of an interest rate in relation to, any Non-Quoted Currency, the term “Business Day” shall also exclude any day on which banks are not open for general business in the principal financial center of the country of that currency; and, if the Borrowing which is the subject of a borrowing, drawing, payment, reimbursement or rate selection (a) are denominated in Euro or relate to the computation or calculation of EURIBOR, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro, (b) denominated in Yen or relate to the calculation or computation of TIBOR or the Japanese Prime Rate, the term “Business Day” shall exclude any day on which banks are not open for business in Japan, (c) relate to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall exclude any such day that is not an RFR Business Day and (d) relate to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, the term “Business Day” shall exclude any such day that is not a U.S. Government Securities Business Day.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether payable in cash or other property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company’s, the Borrower’s or any of their Subsidiaries’ fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (a) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company, the Borrower and their Subsidiaries and (b) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the General Partner, the Borrower or any of their Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

“Capitalization Value” means the sum of (i) Combined EBITDA capitalized at an annual interest rate equal to 6.0%, and (ii) Cash and Cash Equivalents, and (iii) Construction Asset Cost, and (iv) undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value, and (v) the Borrower’s economic interest in mortgage notes, valued, in accordance with GAAP, at the lower of cost and market value, provided, however, that any mortgage notes that are more than sixty (60) days past due, shall not be included in this clause (v), and (vi) Investments in publicly traded Securities, valued at Borrower’s book value determined in accordance with GAAP, and (vii) Investments in non-publicly traded Securities, valued at Borrower’s book value determined in accordance with GAAP, provided, however, that in no event shall (x) the aggregate value of such Investments in non-publicly traded Securities (which for the avoidance of doubt, shall in no event include any equity interests in joint ventures and other similar ownership structures that constitute non-publicly traded Securities) included in Capitalization Value exceed ten percent (10%) of Capitalization Value in the aggregate or (y) the aggregate value attributable to Limited Minority Holdings included in Capitalization Value exceed twenty percent (20%) of Capitalization Value in the aggregate.

“Capital Lease” means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means, with respect to any Person, any capital stock of such Person (if a corporation), and all equivalent ownership interests in such Person (other than a corporation), regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Cash and Cash Equivalents” means (i) cash (whether denominated in Dollars, Alternative Currencies, a national currency of any Participating Member State of the European Union or any local currency held in the ordinary course of business where the Borrower and its Subsidiaries are doing business), (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government or the European Union and any member state thereof of any instrumentality thereof and the United Kingdom and any instrumentality thereof and backed by the full faith and credit of the United States (or such European Union member state or United Kingdom) government; (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, or the District of Columbia, any foreign bank, or its branches or agencies, which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; provided that the maturities of such Cash and Cash Equivalents shall not exceed one year, and (iv) with respect to any Subsidiary of the Borrower that operates outside of the United States, (a) obligations of the national government of the country in which such foreign subsidiary maintains its chief executive office or principal place of business to the extent such country is a member of the Organization for Economic Cooperation and Development; (b) certificates of deposit, time deposits and bankers’ acceptances with any commercial bank organized or existing under the laws of the country in which such foreign subsidiary maintains its chief executive office or principal place of business to the extent such country is a member of the Organization for Economic Cooperation and Development (an “Approved Bank”); and (c) demand deposit accounts maintained with an Approved Bank.

“Cash Interest Expense” means, for any period, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases) of the Borrower, which is payable in cash, all as determined in conformity with GAAP.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Margin applicable to such Loan that is replaced by a CBR Loan.

“CDOR Rate” means for any Loans in Canadian Dollars, the CDOR Screen Rate.

“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of the Specified Time on the Quotation Day for such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Central Bank Rate” means, (A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three (3) rates as may be selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Alternative Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower; plus (B) the applicable Central Bank Rate Adjustment; provided that if any rate determined pursuant to this definition shall be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five (5) most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five (5)  most recent RFR Business Days preceding such day for which such Adjusted Daily Simple RFR was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one (1) month (or, in the event the EURIBOR Screen Rate for deposits in the applicable Agreed Currency is not available for such maturity of one (1) month, shall be based on the EURIBOR Interpolated Rate as of such time).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 13.2, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, implemented or issued by the applicable Governmental Authority or other body, agency or authority having jurisdiction, provided, however, that if the applicable Lender shall have implemented changes prior to the date hereof in response to any such requests, rules, guidelines or directives, then the same shall not be deemed to be a Change in Law with respect to such Lender.

“Charges” is defined in Section 14.23.

“Claim” means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan or Borrowing is a Revolving Credit Loan or a Term Loan (if any).

“Closing Date” means March 14, 2023, which is the date on which the conditions precedent described in Section 6.1 have been satisfied (or waived in accordance with Section 14.7).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means the financial institutions listed on the cover page to this Agreement as “Co-Documentation Agents”.

“Co-Syndication Agents” means the financial institutions listed on the cover page to this Agreement as “Co-Syndication Agents”.

“Combined Debt Service” means, for any period, the sum of (i) regularly scheduled payments of principal and interest (net of amounts payable to the Consolidated Businesses in regard thereto under interest rate hedges) of the Consolidated Businesses paid and/or accrued during such period and (ii) the portion of the regularly scheduled payments of principal and interest of Minority Holdings allocable to the Borrower in accordance with GAAP, paid during such period, in each case including participating interest expense and excluding balloon payments of principal and extraordinary interest payments and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

“Combined EBITDA” means the sum of (i) 100% of the Annual EBITDA from the General Partner and the Borrower, and the Borrower’s pro rata share of the Annual EBITDA from the other Consolidated Businesses; and (ii) the portion of the Annual EBITDA of the Minority Holdings allocable to the Borrower in accordance with GAAP; and (iii) 100% of the actual Annual EBITDA from third party property and asset management; provided, however that the Borrower’s share of the Annual EBITDA from unaffiliated third party property and asset management shall in no event constitute in excess of five percent (5%) of Combined EBITDA. Combined EBITDA shall exclude the effect of non-recurring extraordinary items or asset sales or write-ups or forgiveness of indebtedness (both gains and losses) and impairment charges, and costs and expenses incurred during such period with respect to acquisitions or mergers consummated during such period. Combined EBITDA also shall exclude dividends, distributions and other payments from Securities (other than dividends, distributions and other payments from Securities received from joint ventures and other similar ownership structures, which shall be included). For purposes of newly opened Projects which are no longer capitalized, the Annual EBITDA shall be based upon twelve-month projections, until such time as actual performance data for a twelve-month period is available.

“Combined Equity Value” means Capitalization Value minus Total Adjusted Outstanding Indebtedness.

“Commission” means the Securities and Exchange Commission and any Governmental Authority succeeding to the functions thereof.

“Commitments” means, collectively or individually as the context so requires, the Revolving Credit Commitments and/or the Term Loan Commitments (if any).

“Committed Borrowing” means a Borrowing made or to be made pursuant to the Notice of Borrowing.

“Committed Loan” means a Revolving Credit Loan or a Term Loan made by a Lender pursuant to Section 2.1; provided that, if any such Revolving Credit Loan or a Term Loan (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term “Committed Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Communications” is defined in Section 14.8(d).

“Company” means Simon Property Group, Inc., a Delaware corporation, including any successor thereto permitted by this Agreement.

“Compliance Certificate” is defined in Section 8.2(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means consolidated, in accordance with GAAP.

“Consolidated Businesses” means the General Partner, the Borrower and their respective wholly-owned Subsidiaries.

“Construction Asset Cost” means, with respect to Property on which construction of Improvements has commenced but has not yet been completed (as such completion shall be evidenced by such Property being opened for business to the general public), the aggregate sums expended on the construction of such Improvements (including land acquisition costs).

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations; provided, however, that “Contaminant” shall not include the foregoing items to the extent (i) the same exists on the applicable Property in negligible amounts and are stored and used in accordance with all Environmental, Health or Safety Requirements of Law or (ii) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all Environmental, Health or Safety Requirements of Law.

“Contingent Obligation” as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion and environmental indemnities given in conjunction with a mortgage financing) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion, environmental indemnities and Customary Non-Recourse Carve-Outs shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion, environmental indemnity or Customary Non-Recourse Carve-Out shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P, in which case the amount of the guaranty shall be deemed to be equal to such Person’s pro rata share thereof, as reasonably determined by Borrower, and (ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Contractual Obligation” as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party” means the Administrative Agent and each Lender.

“Credit Rating” means, with respect to any Person, the publicly announced corporate credit rating of such Person given by Moody’s, S&P or Fitch, in each case, so long as such publicly announced corporate credit rating is solicited from Moody’s, S&P or Fitch, as applicable, by such Person. For the avoidance of doubt, on the Closing Date, the Borrower does not solicit the determination of, maintenance of, or announcement or publication of its corporate credit rating from Fitch.

“Cure Loans” is defined in Section 4.2(b)(v)(C).

“Customary Non-Recourse Carve-Outs” means fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by commercial banks and/or institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse real estate financings.

“Customary Permitted Liens” means:

(i)            Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(ii)           statutory Liens of landlords against any Property of the Borrower or any of its Subsidiaries and Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of the Borrower or such Subsidiary, could not result in a Material Adverse Effect;

(iii)          Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of Recourse Indebtedness exceeding $150,000,000; and

(iv)          Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries to the extent it would not reasonably be expected to result in a Material Adverse Effect.

“Daily Effective SOFR” means, for any SOFR Rate Day, a rate per annum equal to SOFR effective for such SOFR Rate Day (or, if not an RFR Business Day, the RFR Business Day preceding such SOFR Rate Day).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is three (3) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily SOFR Loan” means a Committed Loan denominated in Dollars, the rate of interest applicable to which is based upon the Adjusted Floating Overnight Daily SOFR Rate.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or, in the case of clause (ii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith dispute with the amount of such payment (specifically identified), (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Borrower’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an equity interest in that Lender of any direct or indirect parent company thereof by a Governmental Authority.

“Designee Lender” is defined in Section 13.4.

“DOL” means the United States Department of Labor and any Governmental Authority succeeding to the functions thereof.

“Dollar Equivalent Amount” shall mean (i) with respect to any amount of Alternative Currency on any day, the equivalent amount in Dollars of such amount of Alternative Currency as determined by the Administrative Agent using the applicable Exchange Rate on such day and (ii) with respect to any amount of Dollars, such amount.

“Dollars” and “$” mean the lawful money of the United States.

“Domestic Lending Office” means, with respect to any Lender, such Lender’s office, located in the United States, specified as the “Domestic Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site chosen by the Administrative Agent to be its electronic transmission system, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security measures.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) and its Affiliates and Approved Funds; (ii) a commercial bank or institutional lender having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent; provided that an Ineligible Institution shall not be an Eligible Assignee.

“Environmental, Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

“Environmental Liability” means any Liabilities and Costs of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental, Health or Safety Requirement of Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Contaminant, (c) exposure to any Contaminant, (d) the Release or threatened Release of any Contaminant into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Equipment” means equipment used in connection with the operation and maintenance of Projects and Properties.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such shares or interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

“ERISA Termination Event” means (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which the Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Event of Default” means any of the occurrences set forth in Section 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

“Exchange Rate” means, as of any date of determination, with respect to any Alternative Currency the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in consultation with Borrower (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 13.4) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals.

“Facility” means, individually or collectively as the context so requires, the Revolving Credit Facility and/or any Term Loan Facility.

“Facility Fee” is defined in Section 5.3(a).

“Facility Fee Percentage” means the applicable percentage per annum determined, at any time, based on the range into which Borrower’s Credit Rating (if any) then falls, in accordance with the following tables. The change in the Facility Fee Percentage, if any, shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower’s Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable.

The Facility Fee Percentage shall be as follows:

Range of Borrower’s Corporate Credit Rating	Percentage of Maximum Revolving Credit Commitments
below <BBB-/Baa3 or unrated	0.300%
BBB-/Baa3	0.250%
BBB/Baa2	0.200%
BBB+/Baa1	0.150%
A-/A3	0.125%
A/A2	0.100%
A+/A1 or higher	0.100%

If at any time the Borrower shall have only one (1) Credit Rating, for purposes of this definition, (x) if such Credit Rating is from Moody’s or S&P, the Facility Fee Percentage shall be based on such Credit Rating and (y) if such Credit Rating is from Fitch, the Facility Fee Percentage shall be deemed to be the Facility Fee Percentage as though the Borrower has no Credit Rating. If at any time when the Borrower has only two (2) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between such Credit Ratings is one (1) ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Facility Fee Percentage shall be the rate per annum that would be applicable if the higher of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two (2) ratings category or more (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the Facility Fee Percentage shall be the rate per annum that would be applicable if the median of the applicable Credit Ratings were used. If at any time when the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one (1) ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Facility Fee Percentage shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two (2) ratings category (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Facility Fee Percentage shall be the rate per annum that would be applicable if the average of the two (2) highest Credit Ratings were used, provided that if such average is not a recognized rating category, then the Facility Fee Percentage shall be the rate per annum that would be applicable if the second highest Credit Rating of the three (3) were used.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as in effect as of the date of this Agreement (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

“Financial Statements” means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as the General Partner shall routinely and regularly prepare for itself and the Borrower on a quarterly or annual basis, and (iii) such other financial statements of the Consolidated Businesses or Minority Holdings as the Requisite Lenders may from time to time reasonably specify in writing.

“Fiscal Year” means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-calendar month period ending on December 31 of each calendar year.

“Fitch” means Fitch, Inc. and any successor thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted Floating Overnight Daily SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, the Japanese Prime Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted Floating Overnight Daily SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, the Japanese Prime Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0.0%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Qualified Borrower” means a Qualified Borrower that is not an entity formed or organized under the laws of the United States of America or any political subdivision thereof.

“Funding Date” means, with respect to any Loan, the date of funding of such Loan.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants’ Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

“General Partner” means the Company and any successor general partner(s) of the Borrower.

“Governmental Approval” means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank and any supra-national bodies such as the European Union and the European Central Bank).

“Guarantees” is defined in Section 14.28.

“Guarantors” is defined in Section 14.28.

“Holder” means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Lead Arranger, and each other Lender.

“Impacted Interest Period” is defined in the definition of “Base Eurocurrency Rate”.

“Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (c) any items of personal property.

“Incremental Commitments” is defined in Section 2.1(e).

“Indebtedness”, as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends that have been declared with respect to any stock, (iii) with respect to letters of credit issued for such Person’s account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; and (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption.

“Indemnified Matters” is defined in Section 14.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Qualified Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any Affiliate thereof, and (c) the Company, the Borrower or any of their respective Affiliates.

“Indemnitees” is defined in Section 14.3.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each calendar quarter, (b) with respect to any Daily SOFR Loan, the fifth (5th) Business Day of each calendar month for the preceding calendar month, (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (d) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period” is defined in Section 5.2(b).

“International Affiliate” means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender’s name under the heading “International Affiliate” on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

“International Lending Office” means, with respect to any Lender, such Lender’s office (if any) specified as the “International Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the applicable Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means, in relation to any currency, the overnight rate for such currency determined by the Administrative Agent from such service as the Administrative Agent may select.

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance having the force of law promulgated thereunder.

“Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be determined in accordance with GAAP.

“Investment Grade Credit Rating” means (i) a Credit Rating of Baa3 or higher given by Moody’s or (ii) a Credit Rating of BBB- or higher given by S&P.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to the functions thereof.

“Japanese Prime Rate” means, for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“Joint Lead Arrangers” means the financial institutions listed on the cover page to this Agreement as “Joint Lead Arrangers”.

“JPMorgan Chase” means JPMorgan Chase Bank, N.A.

“knowledge” with reference to any General Partner, the Borrower or any Subsidiary of the Borrower, means the actual knowledge of an Authorized Financial Officer of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as such Authorized Financial Officer deems reasonably necessary).

“Lead Arrangers” means JPMorgan Chase Bank, N.A. and BofA Securities, Inc.

“Lease” means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

“Lender” means each financial institution from time to time party hereto as a Revolving Credit Lender and/or a Term Loan Lender, together with its respective permitted successors and permitted assigns.

“Lending Office” is defined in Section 2.1(d)(iii).

“Liabilities and Costs” means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and expenses and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, absolute or contingent, past, present or future.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a “true” lessor pursuant to § 9-505 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Limited Minority Holdings” means Minority Holdings in which (i) Borrower has a less than fifty percent (50%) ownership interest and (ii) neither the Borrower nor the Company directly or indirectly controls the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise. As used in this definition only, the term “control” shall mean the authority to make major management decisions or the management of day-to-day operations of such entity or its Property(ies) and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the Properties of such Minority Holdings pursuant to the terms of a management agreement.

“Limited Partners” means those Persons who from time to time are limited partners of the Borrower; and “Limited Partner” means each of the Limited Partners, individually.

“Loan Account” is defined in Section 4.3(b).

“Loan Documents” means this Agreement, the Notes, each Qualified Borrower Guaranty, and all other instruments, agreements or contracts required to be executed by Borrower or any Qualified Borrower pursuant to this Agreement, and any amendments, modifications or supplements thereto or waivers thereof.

“Loans” means Committed Loans.

“Local Rate” means, with respect to any Interest Period applicable to a Term Benchmark Loan denominated in a Non-Quoted Currency, an interest rate per annum obtained by multiplying (i) the Base Local Rate applicable to that Interest Period by (ii) the Statutory Reserve Rate.

“Local Screen Rate” means the AUD Screen Rate or the CDOR Screen Rate.

“Management Company” means, collectively, (i) the Borrower and its wholly-owned (directly or indirectly) or controlled (directly or indirectly) Subsidiaries, and (ii) such other property management companies controlled (directly or indirectly) by the Company for which the Borrower has previously provided the Administrative Agent with: (1) notice of such property management company, and (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company.

“Managing Agents” means the financial institutions listed on the cover page of this Agreement as “Managing Agents”.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (i) the financial condition or assets of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower (taken as a whole with its Subsidiaries) to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

“Maturing Indebtedness” has the meaning set forth in Section 10.1 hereof.

“Maturing Secured Indebtedness” has the meaning set forth in Section 10.1 hereof.

“Maximum Rate” is defined in Section 14.23.

“Maximum Revolving Credit Amount” means, as of any date of determination, the Revolving Credit Commitments existing at such time.

“MIS” means a computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Properties, creation and aging of receivables, and accounts payable (including agings thereof).

“Minority Holdings” means interests in partnerships, joint ventures, limited liability companies and corporations held or owned by the Borrower or a General Partner or their respective Subsidiaries which are not wholly-owned, directly or indirectly, by the Borrower or a General Partner.

“Moody’s” means Moody’s Investor Services, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

“New Foreign Qualified Borrower Amendment” is defined in Section 2.10(a).

“New Foreign Qualified Borrower Notice” is defined in Section 2.10(a).

“New Revolving Credit Commitments” is defined in Section 2.1(e).

“New Revolving Credit Lenders” is defined in Section 2.1(e).

“New Revolving Credit Loans” is defined in Section 2.1(e).

“New Term Loan Commitments” is defined in Section 2.1(e).

“New Term Loan Lenders” is defined in Section 2.1(e).

“New Term Loans” is defined in Section 2.1(e).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.7 and (ii) such consent, waiver or amendment has been approved by the Requisite Lenders.

“Non Pro Rata Loan” is defined in Section 4.2(b)(v).

“Non-Quoted Currency” means each of Australian Dollars and Canadian Dollars.

“Non-Recourse Indebtedness” means (i) any Indebtedness that is solely recourse to the real property (including any customary personal property related thereto) securing such Indebtedness and for which the obligor with respect to such Indebtedness has no personal liability if such real property (including, the customary personal property related thereto) shall be insufficient to satisfy such Indebtedness or (ii) any Indebtedness that is recourse to a Person solely for Customary Non-Recourse Carve-Outs.

“Note” means a promissory note in the form attached hereto as Exhibit B (with respect to Revolving Credit Loans) payable to the order of a Lender, evidencing certain of the Obligations of the Borrower or any Qualified Borrower to such Lender and executed by the Borrower or any Qualified Borrower as required by Section 4.3(a), as the same may be amended, supplemented, modified or restated from time to time, “Notes” means, collectively, all of such Notes outstanding at any given time.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C attached hereto and made a part hereof.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit D attached hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, as of any date of determination, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower and the Qualified Borrowers to the Administrative Agent, any Lender, or any Person entitled to indemnification pursuant to Section 14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable and documented attorneys’ fees and disbursements and any other sum chargeable to the Borrower or any the Qualified Borrower under this Agreement or any other Loan Document.

“Officer’s Certificate” means, (i) as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, its chief accounting officer, its treasurer, its general counsel or other senior officer having responsibilities similar to the foregoing, (ii) as to a limited liability company, a certificate executed on behalf of such limited liability company by chairman of the board of directors (if an officer) or chief executive officer, president, any vice-president, treasurer, general counsel or other senior officer having responsibilities similar to the foregoing of the manager or the managing member of such limited liability company, and (iii) as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer) or chief executive officer, president, any vice-president, treasurer, general counsel or other senior officer having responsibilities similar to the foregoing of the general partner of such partnership.

“Operating Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

“Organizational Documents” means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation/formation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, or (iii) the by-laws/limited liability company agreement/partnership agreement (or the equivalent governing documents) of the corporation, limited liability company or partnership.

“OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance having the force of law promulgated thereunder.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4).

“Overnight Bank Funding Rate” means, as of any date of determination, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Participant” is defined in Section 14.1(e).

“Participant Register” is defined in Section 14.1(e).

“PBGC” means the Pension Benefit Guaranty Corporation and any Governmental Authority succeeding to the functions thereof.

“Permits” means any permit, consent, approval, authorization, license, variance, or permission required from any Person pursuant to applicable Requirements of Law, including any Governmental Approvals.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plan” means an employee benefit plan defined in Section 3(3) of ERISA that is subject to Title IV of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA or the Borrower or any ERISA Affiliate has assumed any liability.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Potential Event of Default” means an event that has occurred with respect to the Borrower which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Financial Center” means, with respect to an Alternative Currency, (i) in the case of Euros, Frankfurt am Main, Germany; (ii) in the case of Pounds Sterling, London, England; (iii) in the case of Yen, Tokyo, Japan; (iv) in the case of Canadian Dollars, Toronto, Canada; (v) in the case of Australian Dollars, Sydney, Australia or (vi) in the case of any other Alternative Currency, means the city reasonably determined by the Administrative Agent in consultation with the Borrower; provided, however, that the Administrative Agent shall have the right to designate, in its reasonable discretion, a different Principal Financial Center for each Alternative Currency at any time and from time to time upon written notice to Borrower and the Lenders.

“Process Agent” is defined in Section 14.17(a).

“Project” means any shopping center, retail property and mixed-use property owned, directly or indirectly, by any of the Consolidated Businesses or Minority Holdings.

“Property” means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

“Pro Rata Revolving Credit Share” means, with respect to any Revolving Credit Lender, as applicable, (a) a fraction (expressed as a percentage), the numerator of which shall be the amount of such Revolving Credit Lender’s Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Revolving Credit Lenders’ Revolving Credit Commitments, or (b) with respect to matters relating to Alternative Currency Commitments and Revolving Credit Loans in Alternative Currency only, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Revolving Credit Lender’s Alternative Currency Commitment and the denominator of which shall be the aggregate amount of all of the applicable Revolving Credit Lenders’ Alternative Currency Commitments, in each case as adjusted from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, however, if at any time Borrower shall be unable to draw down the entire Revolving Credit Availability solely as a result of all or any portion of the Alternative Currency Commitments being outstanding, then, solely for purposes of funding the remaining Revolving Credit Availability, “Pro Rata Revolving Credit Share” with respect to each Revolving Credit Lender that shall not have advanced an amount (or Dollar Equivalent Amount) equal to 100% of its Revolving Credit Commitment, shall be deemed to mean the sum of such Revolving Credit Lender’s Pro Rata Revolving Credit Share (with respect to the Revolving Credit Commitments) and such Revolving Credit Lender’s pro rata share (with respect to the Revolving Credit Commitments) of the aggregate Pro Rata Revolving Credit Shares (with respect to the Revolving Credit Commitments) of all the Revolving Credit Lenders that shall have advanced 100% of their Revolving Credit Commitments. Notwithstanding the foregoing (but excluding for the purposes of this sentence the last paragraph of Section 14.25), however, in the case of Section 14.25 when a Defaulting Lender shall exist, for purposes of determining whether the threshold for Requisite Lenders has been met only, “Pro Rata Revolving Credit Share” shall be calculated disregarding any Defaulting Lender’s Revolving Credit Commitment.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Borrower(s)” means one or more foreign or domestic entities (a) that is a direct or indirect Subsidiary of Borrower, (b) which is not organized in a Sanctioned Country and to which it is lawful under applicable law for the Administrative Agent and the Revolving Credit Lenders that are obligated to lend to such entity to make loans, (c) the indebtedness of which entity can be guaranteed by Borrower without violation of Borrower’s Organizational Documents, (d) which is a party to this Agreement or executes one or more joinder agreements and promissory notes with respect to Revolving Credit Loans made to such Qualified Borrower, (e) whose obligations under such promissory note(s) and this Agreement are the joint and several obligation of, or guaranteed by, Borrower pursuant to the Qualified Borrower Guaranty, and with respect to which a Qualified Borrower Guaranty has been delivered, and (f) which has satisfied the requirements of Section 2.10. As of the Closing Date, the Qualified Borrowers are Plaza Carolina, LLC and Simon International Finance.

“Qualified Borrower Guaranty” means a full and unconditional guaranty of payment in the form of Exhibit L attached hereto, enforceable against Borrower for the payment of a Qualified Borrower’s debt or obligation to the Lenders.

“Quarterly Compliance Certificate” is defined in Section 8.2(a)(iii).

“Quotation Day” means, with respect to any Borrowing of Term Benchmark Loans for any Interest Period, if the currency is Australian Dollars or Canadian Dollars, the first day of such Interest Period (unless, in each case, market practice differs in the relevant market where the Local Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Ratable Share” means, as to each Lender, the ratio, expressed as a percentage of (a) the sum of (i) the unused Commitments of such Lender plus (ii) the unpaid principal amount of all outstanding Loans owing to such Lender as of such date to (b) the sum of (i) the aggregate unused Commitments of all Lenders plus (ii) the aggregate unpaid principal amount of all outstanding Loans of all Lenders as of such date. If at the time of determination the Commitments have terminated and there are no outstanding Loans, then the Ratable Shares of the Lenders shall be determined as of the most recent date on which Commitments were in effect or Loans were outstanding.

“RBA Cash Rate” means, on any day, the Target Cash Rate (expressed as a percentage per annum) determined by the Reserve Bank of Australia and published for that day on the Reuters Monitor System at page RBA30 (or any successor page).  Each change in the RBA Cash Rate shall be effective from and including the date such change to the target cash rate is effective.

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“Real Property” means all of the Borrower’s present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the “Premises”), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefitting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Recourse Indebtedness” means, for any Person, Indebtedness that is not “Non-Recourse Indebtedness”.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two (2) TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two (2) Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then two (2) RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then two (2) RFR Business Days prior to such setting or (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower.

“Register” is defined in Section 14.1(c).

“Regulation A” means Regulation A of the Federal Reserve Board as in effect from time to time.

“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.

“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars or Canadian Dollars, the applicable Local Rate, or (v) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, or (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars or Canadian Dollars, the applicable Local Screen Rate, as applicable.

“Remedial Action” means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

“Reportable Event” means any of the events described in Section 4043(b) of ERISA and the regulations having the force of law promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

“Requirements of Law” means, as to any Person, any applicable law, rule or regulation, or determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

“Requisite Facility Lenders” means, as of any date of determination, (i) with respect to the Term Facility (if any), Term Loan Lenders holding more than 50% of the sum of the total Term Loan Exposures (if any) and unused Term Loan Commitments (if any) and (ii) with respect to the Revolving Credit Facility, the Revolving Credit Lenders having total Revolving Credit Commitments of more than 50% of the total Revolving Credit Commitments at such time (or, after the termination of all of the Revolving Credit Commitments, 50% of the Revolving Credit Exposures); provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded.

“Requisite Lenders” means, as of any date of determination, Lenders having Term Loan Exposures (if any), unused Term Loan Commitments (if any), and Revolving Credit Commitments (or, after termination of all of the Revolving Credit Commitments, Revolving Credit Exposures) representing more than 50% of the sum of the total Term Loan Exposures (if any), unused Term Loan Commitments (if any), and Revolving Credit Commitments (or Revolving Credit Exposures) at such time; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Availability” means, as of any date of determination, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

“Revolving Credit Commitment” means, with respect to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Revolving Credit Lender’s name under the heading “Revolving Credit Commitment” on Schedule 1.1A attached hereto or the signature page of the Assignment and Acceptance by which it became a Revolving Credit Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and “Revolving Credit Commitments” means the aggregate principal amount of the Revolving Credit Commitments (inclusive of the Alternative Currency Commitments) of all the Revolving Credit Lenders, the maximum amount of which shall be $5,000,000,000, as may be reduced from time to time pursuant to Section 4.1 or increased from time to time pursuant to Section 2.1(e).

“Revolving Credit Exposure” means, as of any date of determination, with respect to any Revolving Credit Lender, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans at such time.

“Revolving Credit Extension Fee” means, for each Revolving Credit Extension Option, an amount equal to six and one-quarter (6.25) basis points on the Maximum Revolving Credit Amount on the date on which such payment is required pursuant to Section 2.5(b).

“Revolving Credit Extension Notice” is defined in Section 2.5.

“Revolving Credit Extension Option” is defined in Section 2.5.

“Revolving Credit Extension Period” is defined in Section 2.5.

“Revolving Credit Facility” means the Revolving Credit Commitments and Revolving Credit Loans.

“Revolving Credit Lender” means each commercial bank or other financial institution a signatory hereto with a Revolving Credit Commitment as of the Closing Date and, at any other given time, each commercial bank or other financial institution which is a party hereto with a Revolving Credit Commitment, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

“Revolving Credit Loan” means a loan made by a Revolving Credit Lender to the Borrower or a Qualified Borrower pursuant to Section 2.1(a).

“Revolving Credit Obligations” means, as of any date of determination, the sum (in the Dollar Equivalent Amount) of the outstanding principal amount of the Revolving Credit Loans at such time.

“Revolving Credit Period” means the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date.

“Revolving Credit Termination Date” means the earlier to occur of (i) June 30, 2027 (or, if not a Business Day, the next succeeding Business Day), provided, however, that the Revolving Credit Termination Date may be extended in accordance with the provisions of Section 2.5 hereof; and (ii) the date the Revolving Credit Commitments are terminated or permanently reduced to zero, in each case, pursuant to the terms of this Agreement.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Administrator” means the SONIA Administrator or the SOFR Administrator, as applicable.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means S&P Global Ratings and any successor thereto.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other applicable sanctions authority, or (c) Canada.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (which includes, as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, Global Affairs Canada or other applicable sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in (a) or (b) and (d) any Person otherwise the subject of Sanctions.

“Screen Rate” means, collectively or individually as the context so requires, the applicable Local Screen Rates.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities” means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities”, including, without limitation, any “security” as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Senior Managing Agents” means the financial institutions listed on the cover page to this Agreement as “Senior Managing Agents”.

“Series” is defined in Section 2.1(e).

“Sharing Event” means (i) the occurrence of an Event of Default with respect to Borrower or any General Partner under clauses (f) or (g) of Section 11.1, (ii) at the election of any Revolving Credit Lender, with respect only to its Alternative Currency Commitment, the occurrence of any other Event of Default with respect to Borrower or any General Partner, or (iii) the acceleration of the Loans pursuant to Section 11.2 (a Sharing Event under clauses (i) or (iii) being an “Automatic Sharing Event”, and a Sharing Event under clause (ii) being an “Elective Sharing Event”).

“Simon International Finance” means Simon International Finance, a société en commandite par actions, existing and organised under the laws of the Grand Duchy of Luxembourg, having its registered address at 2 rue des Girondins, 1626 Luxemburg, and registered with the Luxembourg Register of Commerce and Companies under Number B 191224.

“Simon International Finance GP” means Simon International Finance GP, a private limited liability company (société à responsabilité limitée) existing and organised under the laws of the Grand Duchy of Luxembourg, having its registered address at 2 rue des Girondins, 1626 Luxemburg, and registered with the Luxembourg Register of Commerce and Companies under number B 190915.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”, when used with respect to any Person, means that at the time of determination:

(1)            the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

(2)            the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(3)            it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

(4)            it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Time” means (i) in relation to a Loan in Canadian Dollars, as of 10:15 a.m. Toronto, Ontario time and (ii) in relation to a Loan in Australian Dollars, as of 11:00 a.m., Sydney, Australia time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Adjusted TIBOR Rate or Local Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans denominated in Canadian Dollars, Euros or Yen. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Subsidiary” of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

“TARGET Day” means any day on which the TARGET2 is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Allowance” means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the applicable Local Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate.

“Term Benchmark Loan” means (i) a Committed Loan which bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Local Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate plus the Applicable Margin for Term Benchmark Loans or (ii) an overdue amount which was a Term Benchmark Loan immediately before it became due.

“Term Loan” means any New Term Loan. For the avoidance of doubt, as of the Closing Date, no Term Loan is outstanding under this Agreement, and this Agreement shall not evidence a Term Loan, unless and until the Borrower elects to exercise its right to incur a Term Loan pursuant to and in accordance with Section 2.1(e).

“Term Loan Commitment” means, with respect to any Term Loan Lender, the obligation (if any) of such Term Loan Lender to make Term Loans pursuant to the terms and conditions of this Agreement, including any New Term Loan Commitment. As of the Closing Date, the Term Loan Commitments are $0.

“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the sum of the outstanding principal amount of such Term Loan Lender’s Term Loans (if any) at such time.

“Term Loan Facility” means the Term Loan Commitments and the Term Loans, if any.

“Term Loan Lender” means any commercial bank or financial institution that becomes a party hereto with a Term Loan Commitment and/or holding Term Loans.

“Term Loan Obligations” means, as of any date of determination, the sum of the outstanding principal amount of the Term Loans at such time, if any.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two (2) Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two (2) Business Days prior to the commencement of such Interest Period.

“TI Work” means any construction or other “build-out” of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant’s furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

“Total Adjusted Outstanding Indebtedness” means, for any period, the sum of (i) the amount of Indebtedness of the General Partner and the Borrower and the Borrower’s pro rata share of the Indebtedness of the other Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower and (ii) the outstanding amount of Minority Holding Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination and (iii) the Contingent Obligations of the Consolidated Businesses and, to the extent allocable to the Consolidated Businesses in accordance with GAAP, of the Minority Holdings.

“Total Unsecured Outstanding Indebtedness” means that portion of Total Adjusted Outstanding Indebtedness that is not secured by a Lien.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unencumbered Combined EBITDA” means that portion of Combined EBITDA which represents revenues earned from third party property and asset management (up to 5% of Combined EBITDA) or from Real Property that is not subject to or encumbered by Secured Indebtedness and is not subject to any agreements (other than those agreements more particularly described on Schedule 1.1.5), the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.

“Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

“Unrestricted Cash” means, with respect to any Person, the Cash and Cash Equivalents of such Person that are not subject to any Lien, less (without duplication) (i) $100,000,000, (ii) amounts normally and customarily set aside by Borrower for operating, capital and interest reserves, and (iii) amounts placed with third parties as deposits or security for contractual obligations.

“Unsecured Interest Expense” means the interest expense incurred on the Total Unsecured Outstanding Indebtedness.

“U.S.” or “United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.1(f)(ii)(B)(3).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

1.3            Accounting Terms. Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.4            Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

1.5            Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 5.2(d)(ii) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement (other than the determination of the interest rate in accordance with Section 5.2(c)), or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.6            Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

1.7            Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.8            References to Agreements, Laws, etc. Unless otherwise expressly provided or specified herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual requirements shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, modifications, replacements, or renewals thereof (subject to any restrictions set forth herein) and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.9            Times of Date. Unless otherwise specified, all references in this Agreement and the other Loan Documents to times of day shall be references to New York City time on such day.

1.10          Timing of Payment or Performance. Except as otherwise expressly provided in this Agreement or in any other Loan Document, when the payment of any obligation or the performance of any covenant, duty, or obligation in this Agreement or any other Loan Document is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment or performance shall be extended to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.11          Certifications. All certifications to be made hereunder or under any other Loan Document by an officer or representative of the Company, the Borrower or any of their respective Subsidiaries shall be made by such officer or representative, as applicable, solely in his/her capacity as an officer or representative, as applicable, of the Company, the Borrower or such Subsidiary and not in such officer’s or representative’s individual capacity.

1.12          Borrower Agent. Notwithstanding anything to the contrary in this Agreement, each Qualified Borrower by its execution of this Agreement or its execution of a joinder agreement hereto or promissory note with respect to Revolving Credit Loans made to such Qualified Borrower under this Agreement, hereby or thereby (i) irrevocably appoints the Borrower as its agent and attorney-in-fact to deliver to the Administrative Agent or any Revolving Credit Lender on behalf of such Qualified Borrower any Notice of Borrowing or Notice of Conversion/Continuation required or permitted to be delivered by such Qualified Borrower pursuant to the terms and conditions of this Agreement, (ii) acknowledges and agrees that the Administrative Agent and each Revolving Credit Lender may rely on any Notice of Borrowing or Notice of Conversion/Continuation delivered to the Administrative Agent on behalf of such Qualified Borrower by the Borrower and (iii) acknowledges and agrees that such Qualified Borrower shall be bound and obligated with respect to such Notice of Borrowing or Notice of Conversion/Continuation as if such Notice of Borrowing or Notice of Conversion/Continuation was delivered to the Administrative Agent by such Qualified Borrower.

1.13          Paid-in Full. All references to paid in full, payment in full or like, similar or analogous terms or phrases in this Agreement or any other Loan Document shall not include any contingent indemnification obligations not yet due and payable at such time and as to which no claim has been made in writing.

ARTICLE II

AMOUNTS AND TERMS OF LOANS

2.1            Committed Loans.

(a)            Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Lender hereby severally and not jointly agrees (i) to make revolving loans (each individually, a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”), in Dollars, to the Borrower or the applicable Qualified Borrower from time to time during the Revolving Credit Period, in an amount not to exceed such Lender’s Pro Rata Revolving Credit Share of the Revolving Credit Availability at such time, and (ii) in furtherance and clarification of the foregoing, as to Revolving Credit Lenders with an Alternative Currency Commitment, to make Term Benchmark Loans and RFR Loans to the Borrower or the applicable Qualified Borrower denominated in the Alternative Currency (provided that there is an applicable Relevant Rate for the Alternative Currency relating to the applicable Interest Period (if any)), in an aggregate principal Dollar Equivalent Amount not to exceed such Revolving Credit Lender’s Alternative Currency Commitment; provided that after giving effect to such Revolving Credit Loan, the Dollar Equivalent Amount of all Alternative Currency Loans shall not exceed the Alternative Currency Sublimit. All Revolving Credit Loans comprising the same Borrowing under this Agreement shall be made by the Revolving Credit Lenders simultaneously and proportionately to their then respective Pro Rata Revolving Credit Shares, it being understood that no Revolving Credit Lender shall be responsible for any failure by any other Revolving Credit Lender to perform its obligation to make a Revolving Credit Loan hereunder nor shall the Revolving Credit Commitment of any Revolving Credit Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower or applicable Qualified Borrower may at any time and from time to time repay any outstanding Revolving Credit Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.1(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. Each requested Borrowing of Revolving Credit Loans funded on any Funding Date shall be in a principal amount of at least $1,500,000 (or, with respect to an Alternative Currency Borrowing only, the Dollar Equivalent Amount of $1,500,000); provided, however, that if the Revolving Credit Availability at the time of such requested Borrowing is less than $1,500,000 (or the Dollar Equivalent Amount of $1,500,000 in the case of an Alternative Currency Borrowing), then the requested Borrowing shall be for the total amount of the Revolving Credit Availability.

(b)            [Reserved].

(c)            Notice of Borrowing. When the Borrower or applicable Qualified Borrower desires to borrow under this Section 2.1, it shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (i) no later than 10:00 a.m. (New York time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans or Daily SOFR Loans, (ii) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Term Benchmark Loans denominated in Dollars, (iii) no later than 11:00 a.m. (London time) at least four (4) Business Days before each Borrowing of Term Benchmark Loans denominated in an Alternative Currency, (iv) not later than 11:00 a.m. (New York time) three (3) Business Days before each Borrowing of RFR Loans denominated in Dollars, (v) not later than 11:00 a.m. (New York time) five (5) RFR Business Days before each Borrowing of RFR Loans denominated in Sterling and (vi) no later than 11:00 a.m. (New York time) at least nine (9) Business Days for the first instance of borrowing by such Foreign Qualified Borrower and thereafter, at least four (4) Business Days, before each Borrowing by a Foreign Qualified Borrower; provided that a Foreign Qualified Borrower may not deliver a Notice of Borrowing until the date that is at least five (5) Business Days following the later of (A) the date of a New Foreign Qualified Borrower Notice or (B) the date of a New Foreign Qualified Borrower Amendment. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be a Term Loan (if applicable) or a Revolving Credit Loan, (iv) if a Revolving Credit Loan, the Revolving Credit Availability as of the date of such Notice of Borrowing, (v) whether the proposed Borrowing will be of Base Rate Loans, Daily SOFR Loans, Term Benchmark Loans or RFR Loans, and if Term Benchmark Loans or RFR Loans are requested other than in Dollars, the Alternative Currency being requested (if applicable), (vi) in the case of Term Benchmark Loans, the requested Interest Period, (vii) instructions for the disbursement of the proceeds of the proposed Borrowing and (viii) if the Notice of Borrowing is delivered by a Foreign Qualified Borrower, the jurisdiction of formation and organization of such Foreign Qualified Borrower. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Committed Loans on the Closing Date or to a Foreign Qualified Borrower), the Borrower or the applicable Qualified Borrower may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.1(c), if the Borrower or the applicable Qualified Borrower confirms such notice by delivery of the Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) (or 1:00 p.m. in the case of a same-day Borrowing of Base Rate Loans or Daily SOFR Loans) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(c) shall be irrevocable.

(d)            Making of Loans.

(i)            Promptly after receipt of a Notice of Borrowing under Section 2.1(c) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Term Loan Lender (if applicable) or Revolving Credit Lender, as applicable, by facsimile transmission, or other similar form of electronic transmission, of the proposed Borrowing (which notice to the Lenders shall be: at least three (3) Business Days in advance of the proposed Funding Date in the case of a Term Benchmark Loan denominated in Dollars, or four (4) Business Days in advance of the Funding Date in the case of a Term Benchmark Loan denominated in an Alternative Currency, or three (3) Business Days in advance of the Funding Date in the case of an RFR Loan denominated in Dollars, or five (5) RFR Business Days in advance of the Funding Date in the case of an RFR Loan denominated in Sterling, or seven (7) Business Days (for a first borrowing) or four (4) Business Days (for a subsequent borrowing), as applicable, in advance of the Funding Date in the case of a Revolving Credit Loan to a Foreign Qualified Borrower. Subject to Section 2.8(i) (with respect to Revolving Credit Loans to a Foreign Qualified Borrower only), each Term Loan Lender or Revolving Credit Lender, as applicable, shall deposit an amount equal to its Pro Rata Revolving Credit Share (if a Revolving Credit Loan) of the Borrowing requested by the Borrower or the applicable Qualified Borrower with the Administrative Agent at its office in New York, New York, in immediately available funds in Dollars or Alternative Currency, as applicable, not later than 12:00 noon (New York time), or (x) in the case of a Borrowing of Base Rate Loans or Daily SOFR Loans for which the Notice of Borrowing was given on such Funding Date, 2:00 p.m. (New York time) or (y) in the case of an Alternative Currency Borrowing, 12:00 noon local time of the Principal Financial Center of the applicable currency, on the respective Funding Date therefor. Subject to the fulfillment of the conditions precedent set forth in Section 6.1 or Section 6.2, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower or the applicable Qualified Borrower at the Administrative Agent’s office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower’s or the applicable Qualified Borrower’s disbursement instructions set forth in the applicable Notice of Borrowing. Subject to the provisions of Section 2.8(i) with respect to Revolving Credit Loans to a Foreign Qualified Borrower, the failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Committed Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.1 or Section 6.2, as applicable are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

(ii)           Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date (or, in the case of a Borrowing of Base Rate Loans or Daily SOFR Loans for which the Notice of Borrowing was given on such Funding Date, by 2:00 p.m. (New York time) on such Funding Date) in respect of any Borrowing that such Lender does not intend to fund its Committed Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Committed Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date therefor, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower or the applicable Qualified Borrower, as applicable, on the applicable Funding Date. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower or the applicable Qualified Borrower jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower or the applicable Qualified Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower or the applicable Qualified Borrower, the interest rate applicable to the Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the interest rate applicable to such Borrowing shall be as requested by the Borrower in the applicable Notice of Borrowing. This Section 2.1(d)(ii) does not relieve any Lender of its obligation to make its Committed Loan on any applicable Funding Date.

(iii)          A Lender may at its option make any Loan (a “Credit Extension”) to the Borrower or any Qualified Borrower by causing any domestic or foreign branch or Affiliate of such Lender (any “Lending Office”) to make such Credit Extension; provided that any exercise of such option shall not affect the obligation of the Borrower or any Qualified Borrower to repay such Credit Extension in accordance with the terms of this Agreement.

(e)            Optional Increase in Commitments. Unless a Potential Event of Default or an Event of Default has occurred and is continuing, Borrower, by written notice to the Administrative Agent, may request on multiple occasions, on or before the date that is six (6) months prior to the Revolving Credit Termination Date, that either (x) the Revolving Credit Commitments be increased (any such increased amount, “New Revolving Credit Commitments”) and/or (y) new term loan commitments be made (any such additional amount, “New Term Loan Commitments”, and together with the New Revolving Credit Commitments, the “Incremental Commitments”), in each case by an amount not less than Ten Million Dollars ($10,000,000) per request and not more than One Billion Dollars ($1,000,000,000) in the aggregate for all Incremental Commitments (such that the aggregate Commitments after such increases shall never exceed Six Billion Dollars ($6,000,000,000)); provided that for any such request (i) any Lender which is a party to this Agreement prior to such request for increase, at its sole discretion, may elect to make an Incremental Commitment but shall not have any obligation to so make an Incremental Commitment, (ii) any Revolving Credit Lender which is a party to this Agreement prior to such request for a New Revolving Commitment that so elects to make a New Revolving Credit Commitment shall be required to increase its Alternative Currency Commitment on a pro rata basis (provided that to the extent any Revolving Credit Lender’s Pro Rata Revolving Credit Share of Alternative Currency Commitments was zero prior to such increase, then such Revolving Credit Lender shall not be required to allocate any portion of such increase to an Alternative Currency Commitment), and (iii) in the event that any Revolving Credit Lender which is a party to this Agreement prior to such request for increase does not elect to make an Incremental Commitment, the Administrative Agent and the Syndication Agent shall use commercially reasonable efforts to locate additional Eligible Assignees willing to provide commitments for the requested Incremental Commitment, and the Borrower may also identify additional Eligible Assignees willing to provide commitments for the requested Incremental Commitment, provided further that the Administrative Agent shall approve any such additional Eligible Assignees having a New Revolving Credit Commitment that are not Lenders with an existing Commitment, which approval will not be unreasonably withheld, conditioned or delayed. If (x) existing or new Lenders are willing to provide such New Revolving Credit Commitments, the Revolving Credit Commitments may be increased from time to time by the addition of a new Lender or the increase of the Revolving Credit Commitment of an existing Revolving Credit Lender (each, a “New Revolving Credit Lender”, and the loans made pursuant to any New Revolving Credit Commitment being referred to herein as “New Revolving Credit Loans”) or (y) Lenders are willing to provide such New Term Loan Commitments, term loans may be made hereunder (the “New Term Loans”) by such Lenders (each, a “New Term Loan Lender”). Each Incremental Commitment under this Section 2.1(e) is subject to the following conditions:

(i)            Each of the representations and warranties made by the Borrower in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, true and correct (after giving effect to any qualification therein) in all respects) on and as of the effective date of such Incremental Commitment as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; and

(ii)           No Potential Event of Default or Event of Default shall have occurred and be continuing on the effective date of such Incremental Commitment or immediately after giving effect thereto.

Each request for an Incremental Commitment under this Section 2.1(e) shall constitute a representation and warranty by the Borrower as of the date of such Incremental Commitment that the conditions contained in this Section 2.1(e) have been satisfied.

Any Incremental Commitments hereunder shall be evidenced by the execution and delivery of an amendment to this Agreement by the Borrower, the Qualified Borrowers (solely in the case of an amendment with respect to New Revolving Credit Commitments), the Administrative Agent, and the New Revolving Credit Lenders or New Term Loan Lenders, as applicable, providing such Incremental Commitments, a copy of which amendment shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. Each such amendment executed in connection with an Incremental Commitment hereunder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent in consultation with the Borrower, to effect the provisions of this Section 2.1(e) and the Incremental Commitments, subject to approval by the Borrower, the Qualified Borrowers and the New Revolving Credit Lenders or New Term Loan Lenders, as applicable, including without limitation to (x) include the New Revolving Credit Lenders and/or New Term Lenders as “Lenders” hereunder, (y) to include the New Revolving Credit Loans and New Term Loans as “Loans” hereunder, and (z) to include the New Revolving Credit Lenders and their Revolving Credit Commitments and/or the New Term Loan Lenders and their New Term Loans for purposes of the definition of “Requisite Lenders” and “Requisite Facility Lenders”. All such amendments and joinder agreements entered into with the Borrower and the Qualified Borrowers by the Administrative Agent, and the New Revolving Credit Lenders or New Term Loan Lenders, as applicable, shall be binding and conclusive on all Lenders.

On the effective date of any New Revolving Credit Commitments, the aggregate Revolving Credit Commitments and the Revolving Credit Commitments of the New Revolving Credit Lenders shall be increased, the Pro Rata Revolving Credit Shares shall be adjusted and the Borrower, the Qualified Borrowers and the Administrative Agent shall cause the New Revolving Credit Lenders to hold their Pro Rata Revolving Credit Shares of all Revolving Credit Loans outstanding at the close of business on such day, by either funding more than its or their Pro Rata Revolving Credit Shares of New Revolving Credit Loans made on such date or purchasing shares of outstanding Revolving Credit Loans held by the other Revolving Credit Lenders or a combination thereof. The Revolving Credit Lenders agree to cooperate in any required sale and purchase of outstanding Revolving Credit Loans to achieve such result. The Borrower agrees to pay all fees associated with the New Revolving Credit Commitments including any amounts due under Section 5.2(f) in connection with any reallocation of Term Benchmark Loans.

On the effective date of any New Term Commitments of any Series, (a) each New Term Loan Lender of such Series shall make a New Term Loan to the Borrower in Dollars in an amount equal to its New Term Commitment of such Series, and (b) each New Term Loan Lender of such Series shall become a Term Loan Lender hereunder with respect to the New Term Loan Commitments of such Series and the New Term Loans of such Series made pursuant thereto. Any New Term Loans made on such effective date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

The terms and provisions of the New Revolving Credit Loans and New Revolving Credit Commitments shall be identical to the then existing Revolving Credit Loans and Revolving Credit Commitments. The terms of any New Term Loans of any Series made hereunder, (a) shall rank pari passu to the other Loans hereunder and (b) subject to the above provisions of this Section 2.1(e), shall include such other terms and pricing as may be agreed by the Borrower, the Administrative Agent and the New Term Loan Lenders.

The fees payable by Borrower upon any such increase in the Commitments shall be mutually agreed upon in writing by the Administrative Agent and the Borrower at the time of such increase in the Commitments. In addition, if as a result of any such increase in the Commitments, there shall be a reallocation of Term Benchmark Loans, the Borrower shall pay any amounts that may be due pursuant to Section 5.2(f) hereof.

Notwithstanding the foregoing, nothing in this Section 2.1(e) shall constitute or be deemed to constitute an agreement by any Lender to make any Incremental Commitment hereunder.

2.2           [Reserved].

2.3            Use of Proceeds of Loans. The proceeds of the Loans hereunder may be used for the purposes of:

(a)            acquisition of and investments in Projects, portfolios of Projects, or interests in Projects, similar to, consistent with, synergistic with, or reasonably related to the types of Projects owned and/or operated by the Borrower or its Subsidiaries on the Closing Date;

(b)           acquisition of Persons or interests in Persons that own or have direct or indirect interests in Projects or portfolios of Projects similar to and consistent with the types of Projects owned and/or operated by the Borrower or its Subsidiaries on the Closing Date;

(c)            expansion, renovation and redevelopment of Properties owned in whole or in part and operated by the Borrower or its Subsidiaries;

(d)            funding of TI Work and Tenant Allowances;

(e)            financing construction related to new or existing Properties owned or to be owned in whole or in part and operated by the Borrower or its Subsidiaries; and

(f)            other general corporate, partnership and working capital needs of the Borrower or its Subsidiaries;

each of which purposes described in clauses (a) through (f) above must otherwise be lawful general corporate, partnership and working capital purposes of the Borrower.

2.4           Revolving Credit Termination Date. The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full, on the Revolving Credit Termination Date. Each Revolving Credit Lender’s obligation to make Revolving Credit Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date.

2.5           Extension Options.

(a)            The Borrower shall have two options (each, a “Revolving Credit Extension Option”) to extend the Revolving Credit Termination Date for a period of six (6) months per extension (each such period, a “Revolving Credit Extension Period”). Subject to the conditions set forth in clause (b) below, Borrower may exercise each Revolving Credit Extension Option by delivering written notice (a “Revolving Credit Extension Notice”), together with the payment of the Revolving Credit Extension Fee for the account of the Revolving Credit Lenders (based on their respective Pro Rata Revolving Credit Shares), to the Administrative Agent on or before the date that is at least 30 days, but not more than 180 days, prior to the then applicable Revolving Credit Termination Date, stating that Borrower will extend the Revolving Credit Termination Date for six (6) months (or if such date that is six (6) months after the Revolving Credit Termination Date is not a Business Day, the next succeeding Business Day). Borrower’s delivery of a Revolving Credit Extension Notice shall be irrevocable. In no event shall the Revolving Credit Termination Date occur later than June 30, 2028.

(b)           The Borrower’s right to exercise each Revolving Credit Extension Option shall be subject to the following terms and conditions: (i) no Potential Event of Default or Event of Default shall have occurred and be continuing either on the date Borrower delivers the applicable Revolving Credit Extension Notice to the Administrative Agent or on the effective date of such extension, (ii) all of the representations and warranties of the Borrower contained in Section 7.1 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date, in which case, such representations and warranties shall have been true and correct in all material respects as of such date) shall be true and correct in all material respects (or in the case of any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects after giving effect to such qualification) as of the date Borrower delivers the applicable Revolving Credit Extension Notice to the Administrative Agent and on the effective date of such extension, and (iii) the Borrower shall have paid the Revolving Credit Extension Fee to the Administrative Agent for the account of the Revolving Credit Lenders (based on their respective Pro Rata Revolving Credit Shares).

2.6           Maximum Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Revolving Credit Obligations exceed the Maximum Revolving Credit Amount.

2.7           Authorized Agents. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer’s Certificate setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent and the Lenders shall be entitled to rely conclusively on such employee’s or agent’s authority to request such Loan or such conversion/continuation until the Administrative Agent receives written notice to the contrary. None of the Administrative Agent or the Lenders shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Administrative Agent and the Lenders shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or the Lenders believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent and each Lender from any loss or expense the Administrative Agent or the Lenders might incur in acting in good faith as provided in this Section 2.7.

2.8           Special Provisions Regarding Alternative Currency Loans and Revolving Credit Loans to Foreign Qualified Borrowers.

(a)           Upon the occurrence of an Automatic Sharing Event, automatically (and without the taking of any action), or upon the occurrence of an Elective Sharing Event, upon three (3) Business Days’ notice from the applicable Revolving Credit Lender to the Administrative Agent and Borrower, (x) all then outstanding Revolving Credit Loans that are Term Benchmark Loans and RFR Loans denominated in the Alternative Currency (in the case of an Elective Sharing Event, however, only with respect to all such Revolving Credit Loans of the applicable Revolving Credit Lender) shall be automatically converted into Revolving Credit Loans that are Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent Amount of the aggregate principal amount of the applicable Term Benchmark Loans and RFR Loans on the date such Sharing Event first occurred, which Revolving Credit Loans denominated in Dollars (i) shall thereafter continue to be deemed to be Base Rate Loans and (ii) unless the Sharing Event resulted solely from a termination of the Revolving Credit Commitments, shall be immediately due and payable on the date such Sharing Event has occurred), and (y) unless the Sharing Event resulted solely from a termination of the Revolving Credit Commitments, all accrued and unpaid interest and other amounts owing with respect to such Revolving Credit Loans (in the case of an Elective Sharing Event, however, only with respect to all such Revolving Credit Loans of the applicable Lender) shall be immediately due and payable in Dollars, such accrued and unpaid interest and other amounts having been converted into a Dollar Equivalent Amount.

(b)           Upon the occurrence of a Sharing Event, and after giving effect to any automatic or elective conversion pursuant to Section 2.8(a), each Revolving Credit Lender in the case of an Automatic Sharing Event or each applicable Revolving Credit Lender in the case of an Elective Sharing Event shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in all such Revolving Credit Loans outstanding to Borrower in such amounts so that each Revolving Credit Lender shall have a share of such outstanding Revolving Credit Loans then owing by Borrower equal to its Pro Rata Revolving Credit Share of the Revolving Credit Commitments (although if because of fluctuations in currency exchange rates any Revolving Credit Lender would be required to purchase such participations after giving effect to which such Lender’s allocated share of all Revolving Credit Loans (including participations therein purchased pursuant to this Section 2.8) would exceed the Dollar Equivalent Amount of such Lender’s Revolving Credit Commitment, then such participations shall be in an amount after giving effect to which such Lender’s allocated share of all Revolving Credit Loans (including participations therein purchased pursuant to this Section 2.8) would equal the Dollar Equivalent Amount of such Lender’s Revolving Credit Commitment). Upon any such occurrence, the Administrative Agent shall notify each Revolving Credit Lender and shall specify the amount of Dollars required from such Revolving Credit Lender in order to effect the purchases and sales by the various Revolving Credit Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event plus any additional amounts payable by Borrower pursuant to this Section 2.8 in respect of such accrued but unpaid interest); provided, in the event that a Sharing Event shall have occurred, each Revolving Credit Lender shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each Revolving Credit Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Revolving Credit Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Revolving Credit Lender which has sold participations in any of its Revolving Credit Loans (through the Administrative Agent) will deliver to each Revolving Credit Lender (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Revolving Credit Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Revolving Credit Lenders as required above.

(c)           Upon the occurrence of an Automatic Sharing Event or an Elective Sharing Event with respect to the applicable electing Revolving Credit Lenders (i) no further Alternative Currency Loans shall be made, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any outstanding Revolving Credit Loans that are Term Benchmark Loans and RFR Loans initially denominated in the Alternative Currency (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Term Benchmark Loans and RFR Loans had originally been made in Dollars and shall be distributed by the relevant Revolving Credit Lenders (or their Affiliates) to the Administrative Agent for the account of the Revolving Credit Lenders which made such Revolving Credit Loans or are participating therein and (iii) the Revolving Credit Commitments of the Revolving Credit Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Revolving Credit Lender to purchase its participating interest in any Revolving Credit Loans upon the occurrence of a Sharing Event shall not relieve any other Revolving Credit Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to purchase the participating interest to be purchased by such other Revolving Credit Lender on any date.

(d)           If any amount required to be paid by any Revolving Credit Lender pursuant to Section 2.8(b) is not paid to the Administrative Agent within one (1) Business Day following the date upon which such Revolving Credit Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 2.8(b), such Revolving Credit Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Revolving Credit Lender for the purchase of its participations times (ii) the daily average Federal Funds Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 2.8(b) is not in fact made available to the Administrative Agent within five (5) Business Days following the date upon which such Revolving Credit Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such Revolving Credit Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Revolving Credit Loans that are Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Revolving Credit Lender with respect to any amounts payable by any Revolving Credit Lender pursuant to this Section 2.8 shall be paid to the Administrative Agent for the account of the relevant Revolving Credit Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Revolving Credit Lender the amounts owing to such Revolving Credit Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(e)           Whenever, at any time after the relevant Revolving Credit Lenders have received from any Revolving Credit Lenders purchases of participations in any Revolving Credit Loans pursuant to this Section 2.8, the Revolving Credit Lenders receive any payment on account thereof, such Revolving Credit Lenders will distribute to the Administrative Agent, for the account of the various Revolving Credit Lenders participating therein, such Revolving Credit Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment received by any Revolving Credit Lenders are required to be returned, the Revolving Credit Lenders who received previous distributions in respect of their participating interests therein will return to the respective Revolving Credit Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Revolving Credit Lenders.

(f)           Each Revolving Credit Lender’s obligation to purchase participating interests pursuant to this Section 2.8 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against any other Lender, Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of Borrower or any other Person, (d) any breach of this Agreement by the Borrower, any of its Subsidiaries or any Lender or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(g)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Revolving Credit Lender which has purchased such participations shall be entitled to receive from Borrower any increased costs and indemnities directly from Borrower to the same extent as if it were the direct Revolving Credit Lender as opposed to a participant therein. Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.8, increased Taxes may be owing by the Borrower pursuant to Section 13.1, which Taxes shall be paid (to the extent provided in Section 13.1) by Borrower, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 2.8.

(h)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, subject to the reasonable approval of the Administrative Agent, from time to time, the Borrower may request that the definition of “Alternative Currencies” be amended to include one or more additional alternative currencies specified at such time by the Borrower. If less than all the Revolving Credit Lenders holding Alternative Currency Commitments shall agree to such proposed amendment, then any such amendment shall be subject to a sufficient numbers of such Revolving Credit Lenders agreeing to fund in such additional alternative currency or currencies as the Administrative Agent shall deem to be practicable and shall include any such other changes as the Administrative Agent and such Revolving Credit Lenders shall deem to be reasonably necessary to effectuate such amendment. Nothing in this Section 2.8(h) shall constitute or be deemed to constitute an agreement by any Lender to fund any additional alternative currency even if such an amendment shall be entered into.

(i)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, in the event a Foreign Qualified Borrower delivers a Notice of Borrowing pursuant to Section 2.1, on or before 3:00 p.m. on the day that is five (5) Business Days after the Administrative Agent notifies such Revolving Credit Lender of the proposed Borrowing in accordance with Section 2.1(d)(i) (the “Election Deadline”), each Revolving Credit Lender with an Alternative Currency Commitment shall notify the Administrative Agent that it elects to either (x) fund such Revolving Credit Loan to the applicable Foreign Qualified Borrower or (y) not fund such Revolving Credit Loan to the applicable Foreign Qualified Borrower. If any such Revolving Credit Lender fails to notify the Administrative Agent of such election on or before the Election Deadline, then such Revolving Credit Lender shall be irrevocably deemed to have elected not to make such Revolving Credit Loan. Based on the results of such elections, the following shall apply:

(i)           If all Revolving Credit Lenders with an Alternative Currency Commitment elect to fund such Revolving Credit Loan to the applicable Foreign Qualified Borrower, then the provisions of Section 2.1(d)(i) shall apply without modification.

(ii)           If no Revolving Credit Lenders with an Alternative Currency Commitment elect to fund such Revolving Credit Loan to the applicable Foreign Qualified Borrower, then the applicable Foreign Qualified Borrower shall be deemed never to have submitted a Notice of Borrowing.

(iii)           If some but less than all of the Revolving Credit Lenders with an Alternative Currency Commitment elect to make such Revolving Credit Loan to the applicable Foreign Qualified Borrower, then the Pro Rata Revolving Credit Shares of the Revolving Credit Lenders with an Alternative Currency Commitment electing to make such Revolving Credit Loan to such applicable Foreign Qualified Borrower shall be increased with respect to such Revolving Credit Loan in proportion to their respective Alternative Currency Commitments such that the sum of such Lenders’ Pro Rata Revolving Credit Shares is 100%; provided, however, that in no event shall a Revolving Credit Lender be required to fund a cumulative aggregate amount exceeding its Alternative Currency Commitment. If the limitation on Revolving Credit Lenders’ funding obligations provided in the preceding sentence results in an amount less than the amount of the proposed Borrowing set forth in the Notice of Borrowing being funded, then such amount of proposed Borrowing shall be deemed to be reduced to the amount funded in accordance with this Section 2.8(i)(iii).

(j)           Limitation on Foreign Qualified Borrowers. Notwithstanding anything to the contrary contained in this Agreement, Foreign Qualified Borrowers may borrow only in an Alternative Currency. In no event shall a Foreign Qualified Borrower have the right to borrow hereunder in Dollars.

2.9           [Reserved].

2.10         Qualified Borrowers.

(a)           The Borrower may, at any time or from time to time, request that one or more Qualified Borrowers be added to this Agreement by notifying the Administrative Agent thereof in substantially the form of Exhibit O hereto (including the jurisdiction of formation thereof), and the Administrative Agent shall promptly notify each Revolving Credit Lender. Borrower shall, or shall cause such Qualified Borrower to, deliver all documents required to be delivered pursuant to Sections 6.1 and 6.2(d) with respect to a proposed Qualified Borrower, including, without limitation, copies of all Organizational Documents, good standing certificates (if applicable), and resolutions, Notes (if requested in writing) and customary legal opinions, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent. Following the giving of any request pursuant to this Section 2.10, if the request for such Qualified Borrower obligates the Administrative Agent or any Revolving Credit Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall, promptly upon the request of the Administrative Agent or any Revolving Credit Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Revolving Credit Lender in order for the Administrative Agent or such Revolving Credit Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations. Upon delivery of the documentation and information required above to the reasonable satisfaction of the Administrative Agent, the proposed Qualified Borrower shall become a Qualified Borrower under this Agreement and the Administrative Agent shall give written notice thereof to the Borrower and the Revolving Credit Lenders (a “New Foreign Qualified Borrower Notice”). If the jurisdiction of organization of any proposed Qualified Borrower would require the Administrative Agent or any Revolving Credit Lender to comply with any Requirements of Law (including, without limitation any provisions relating to tax treaty status with respect to loans to Foreign Qualified Borrowers organized in the United Kingdom or anti-social forces representations and covenants with respect to Foreign Qualified Borrowers organized in Japan) then the Borrower and the Administrative Agent may, without the consent of any other Revolving Credit Lenders, effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the provisions of this Section, a copy of which amendment (a “New Foreign Qualified Borrower Amendment”) shall be made available to each Revolving Credit Lender. Nothing contained in this Section 2.10(a) shall limit the provisions of Section 2.8(i).

ARTICLE III

[RESERVED]

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1           Prepayments; Reductions in Commitments.

(a)           Voluntary Prepayments. The Borrower or any Qualified Borrower may, at any time and from time to time, prepay the Loans in part or in their entirety, subject to the following limitations. The Borrower or the applicable Qualified Borrower shall give at least one (1) Business Day’s prior written notice, in the case of Base Rate Loans or Daily SOFR Loans, and at least three (3) Business Days’ prior written notice, in the case of Term Benchmark Loans or in the case of RFR Loans denominated in Dollars, and at least five (5) RFR Business Days’ prior written notice, in the case of RFR Loans denominated in Sterling, in each case, to the Administrative Agent (which the Administrative Agent shall promptly transmit to each applicable Lender) of any prepayment, which notice of prepayment shall be irrevocable and shall specify the date (which shall be a Business Day) of prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 4.1(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 4.1(b). Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 (or the remaining balance of the outstanding Loans of such Class, if less) and integral multiples of $100,000 thereof. Any voluntary prepayment pursuant to this Section 4.1 shall be applied to the Facility and in the manner specified by the Borrower in such notice of voluntary prepayment. Term Benchmark Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f).

(b)           Voluntary Reductions In Revolving Credit Commitments. The Borrower may, upon at least three (3) Business Days’ prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Revolving Credit Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Revolving Credit Commitments and/or the Alternative Currency Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated, which amount shall become due and payable on the date specified in such notice. Any partial reduction of the Revolving Credit Commitments and/or the Alternative Currency Commitments shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment and/or the Alternative Currency Commitment of each Revolving Credit Lender proportionately in accordance with its Pro Rata Revolving Credit Share. Any notice of termination or reduction given to the Administrative Agent under this Section 4.1(b) shall be irrevocable and shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon (i) the effectiveness of another credit facility or (ii) the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)           No Penalty. The prepayments and payments in respect of reductions and terminations described in clauses (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

(a)           Mandatory Prepayments of Alternative Currency Loans. The Administrative Agent shall calculate the Dollar Equivalent Amount of all Revolving Credit Loans denominated in the Alternative Currency at the time of each Borrowing thereof and on the last Business Day of each month during each Interest Period longer than one (1) month in duration. If at any such time (y) the Dollar Equivalent Amount of all outstanding Revolving Credit Loans denominated in the Alternative Currency, so determined by the Administrative Agent, in the aggregate, exceeds 105% of the Alternative Currency Sublimit and such exceedance continues for three (3) Business Days, the Borrower shall repay all or a portion of such Revolving Credit Loans, otherwise in accordance with the applicable terms of this Agreement, in such amount so that, following the making of such payment, the Dollar Equivalent Amount outstanding of such Revolving Credit Loans does not exceed the Alternative Currency Sublimit, or (z) the Dollar Equivalent Amount of all outstanding Revolving Credit Loans so determined by the Administrative Agent, in the aggregate, exceeds the Maximum Revolving Credit Amount, Borrower shall, in each case, repay all or a portion of the Revolving Credit Loans, otherwise in accordance with the applicable terms of this Agreement, in such amount so that, following the making of such payment, the Dollar Equivalent Amount outstanding of all Revolving Credit Loans does not exceed the Maximum Revolving Credit Amount; provided, however, if the Dollar Equivalent Amount of all outstanding Revolving Credit Loans exceeds the Maximum Revolving Credit Amount solely as a result of fluctuations in foreign exchange rates, the Borrower shall not be required to repay any outstanding Revolving Loans pursuant to this sentence until such time as the outstanding Revolving Credit Loan amount exceeds 105% of the Maximum Revolving Credit Amount for a period of three (3) consecutive Business Days.

4.2           Payments.

(a)           Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, or any other Lender shall be made without condition, setoff, counterclaim or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time or local time to the Principal Financial Center of the applicable currency, in the case of an Alternative Currency) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent or such other Lender, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time or local time to the Principal Financial Center of the applicable currency, in the case of an Alternative Currency) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. All payments shall be in Dollars except for payments of principal, interest and fees on Alternative Currency Loans, which shall be in the applicable Alternative Currency thereof. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof, in immediately available funds.

(b)           Apportionment of Payments. (i) Subject to the provisions of Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Revolving Credit Shares, or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower or any Qualified Borrower shall be applied in the following order:

(A)            to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than itself for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower or such Qualified Borrower,

(B)            to pay all other Obligations then due and payable and

(C)            as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of Committed Loans denominated in Dollars shall be applied first, to repay outstanding Base Rate Loans, second, to repay outstanding Daily SOFR Loans, third, to repay outstanding RFR Loans, and then to repay outstanding Term Benchmark Loans, with those Term Benchmark Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

(ii)           After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations and any amounts received as a result of the exercise of remedies pursuant to Sections 11.12 and 14.5, in the following order:

(A)            first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than itself for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower or any Qualified Borrower;

(B)            second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

(C)            third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

(D)            fourth, to pay interest due in respect of Loans;

(E)             fifth, to the ratable payment or prepayment of principal outstanding on Loans; and

(F)             sixth, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders and other Holders as among themselves. The order of priority set forth in clauses (C) through (F) of this Section 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender, or any other Person. The order of priority set forth in clauses (A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

(iii)           [reserved].

(iv)           Subject to Section 4.2(b)(v), the Administrative Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

(v)           In the event that any Lender fails to fund its Pro Rata Revolving Credit Share of any Loan requested by the Borrower or any Qualified Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a “Non Pro Rata Loan”), until the earlier of such Defaulting Lender’s cure of such failure and the Revolving Credit Termination Date, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower or any Qualified Borrower and otherwise required to be applied to such Defaulting Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower or the applicable Qualified Borrower by the Administrative Agent on behalf of such Defaulting Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Defaulting Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

(A)           the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

(B)           a Lender shall be deemed to have cured its failure to fund its Pro Rata Revolving Credit Share of any Loan at such time as an amount equal to such Lender’s original Pro Rata Revolving Credit Share of the requested principal portion of such Loan is fully funded to the Borrower or applicable Qualified Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

(C)           amounts advanced to the Borrower or the applicable Qualified Borrower to cure, in full or in part, any such Lender’s failure to fund its Pro Rata Revolving Credit Share of any Loan (“Cure Loans”) shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

(D)           regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower or the applicable Qualified Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.

(c)           Payments on Non-Business Days. Whenever any payment to be made by the Borrower or the applicable Qualified Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(ii), the next preceding Business Day).

4.3           Promise to Repay; Evidence of Indebtedness.

(a)           Promise to Repay. The Borrower and each Qualified Borrower hereby promise to pay when due the principal amount of each Loan which is made to it, and further agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement. Any Lender may from time to time request in writing that its Loan to the Borrower or a Qualified Borrower, as applicable, be evidenced by a promissory note substantially in the form of Exhibit B. Upon receipt of such written request by the Borrower, the Borrower or the applicable Qualified Borrower, shall prepare, execute and deliver to such Lender a promissory note substantially in the form of Exhibit B evidencing the Loans of such Lender.

(b)           Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the Indebtedness of the Borrower and each Qualified Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes. Notwithstanding the foregoing, the failure by any Lender to maintain a Loan Account shall in no way affect the Borrower’s or the applicable Qualified Borrower’s obligations hereunder, including, without limitation, the obligation to repay the Obligations.

(c)           Control Account. The Register maintained by the Administrative Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower or the applicable Qualified Borrower hereunder and each Lender’s share thereof.

(d)           Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

(e)           No Recourse to Limited Partners or General Partner. Notwithstanding anything contained in this Agreement or in any other Loan Document to the contrary, it is expressly understood and agreed that nothing herein or in the Notes shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner, to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Loans (in which case such liability shall extend to the Person(s) committing such fraud, misappropriation or misapplication, but not to any other Person described above); but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner (or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner) to pay money.

ARTICLE V

INTEREST AND FEES

5.1           Interest on the Loans and other Obligations.

(a)           Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

(i)           If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans of such Class;

(ii)           If a Daily SOFR Loan, at a rate per annum equal to the Adjusted Floating Overnight Daily SOFR Rate plus the Applicable Margin for Daily SOFR Loans;

(iii)           If a Term Benchmark Loan, at a rate per annum equal to the sum of (A) the Adjusted Term SOFR Rate, the applicable Local Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, determined for the applicable Interest Period, plus (B) the then Applicable Margin for Term Benchmark Loans of such Class; and

(iv)           If an RFR Loan, at a rate per annum equal to the sum of (A) the applicable Adjusted Daily Simple RFR, plus (B) the then Applicable Margin for RFR Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower or the applicable Qualified Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, neither the Borrower nor any Qualified Borrower may select the Term Benchmark Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and further provided that, from and after the occurrence of an Event of Default or a Potential Event of Default, each Term Benchmark Loan then outstanding may, at the Administrative Agent’s option, convert to a Base Rate Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

(b)           Interest Payments. Interest accrued on each Committed Loan shall be payable in arrears (A) on the Interest Payment Date for such Loan and (B) in the case of any Committed Loan, if not theretofore paid in full, on the maturity date (whether by acceleration or otherwise) of such Committed Loan.

(i)           Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

(c)           Conversion or Continuation. The Borrower or the applicable Qualified Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Term Benchmark Loans, RFR Loans or Daily SOFR Loans; (B) to convert all or any part of outstanding Term Benchmark Loans denominated in Dollars having Interest Periods which expire on the same date to Base Rate Loans, RFR Loans or Daily SOFR Loans, on such expiration date; (C) to convert at any time all or any part of outstanding Daily SOFR Loans to Base Rate Loans, RFR Loans or Term Benchmark Loans, (D) to convert at any time all or any part of outstanding RFR Loans denominated in Dollars to Base Rate Loans, Daily SOFR Loans or Term Benchmark Loans and (E) to continue all or any part of outstanding Term Benchmark Loans having Interest Periods which expire on the same date as Term Benchmark Loans, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Term Benchmark Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Term Benchmark Loans under this Section 5.1(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

(i)           To convert or continue a Loan under Section 5.1(c)(i), the Borrower or the applicable Qualified Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) on the date (which shall be a Business Day) of the conversion of such Loan (in the case of the conversion of a Base Rate Loan to a Daily SOFR Loan or the conversion of a Daily SOFR Loan to a Base Rate Loan); three (3) Business Days (in the case of the conversion or continuation of a Dollar denominated Term Benchmark Loan); or four (4) Business Days (in the case of an Alternative Currency Loan) in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Term Benchmark Loan, the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower or the applicable Qualified Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 5.1(c)(ii), if the Borrower confirms such notice by delivery of the Notice of Conversion/Continuation to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower or the applicable Qualified Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Term Benchmark Loans, upon the expiration of the Interest Period applicable thereto, such Loans shall automatically be continued as Term Benchmark Loans with an Interest Period of one (1) month; provided, however, no such outstanding Loan may be continued as, or be converted into, a Term Benchmark Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing.

(d)           Default Interest. Notwithstanding the rates of interest specified in Section 5.1(a) or elsewhere in this Agreement (i) if any Obligations are not paid when due, whether at maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) two percent (2.0%) per annum, and (ii) upon the request of the Requisite Lenders while any other Event of Default exists, the principal balance of all outstanding Loans and other Obligations shall bear interest at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) two percent (2.0%) per annum.

(e)           Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days (or 365/366 days in the case of interest computed by reference to clause (i) of the definition of Base Rate, the AUD Bank Bill Reference Rate, the CDOR Rate, the TIBOR Rate, or the Daily Simple RFR for Loans denominated in Sterling). In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on such Loan.

(f)           Relevant Rate Information. Upon the reasonable request of the Borrower or the applicable Qualified Borrower from time to time, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Relevant Rate as may be so requested.

5.2           Special Provisions Governing Term Benchmark Loans and RFR Loans.

(a)           Amount of Term Benchmark Loans and RFR Loans. Each Term Benchmark Loan and RFR Loan shall be in a minimum principal amount of $1,500,000 or, in the case of an Alternative Currency Loan, the Dollar Equivalent Amount equal to $1,500,000.

(b)           Determination of Interest Period. By giving notice as set forth in Section 2.1(c) (with respect to a Borrowing of Term Benchmark Loans) or Section 5.1(c) (with respect to a conversion into or continuation of Term Benchmark Loans), the Borrower or the applicable Qualified Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, an “Interest Period”) to apply to the Loans described in such notice, subject to the following provisions:

(i)           Subject to availability, the Borrower or the applicable Qualified Borrower may only select, as to a particular Borrowing of Term Benchmark Loans, an Interest Period of one (1), three (3) or six (6) months in duration;

(ii)           In the case of immediately successive Interest Periods applicable to a Borrowing of Term Benchmark Loans, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)           If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Interest Period shall expire on the immediately preceding Business Day;

(iv)           Neither the Borrower nor the applicable Qualified Borrower may select an Interest Period as to any Loan if such Interest Period terminates later than the Revolving Credit Termination Date or any maturity date for a Term Loan Facility; and

(v)           There shall be no more than fifteen (15) Term Benchmark Borrowings and RFR Borrowings in effect at any one time with respect to Revolving Credit Loans; provided, in the event that any New Revolving Credit Commitments are established, the Borrower shall, in each case, receive one (1) additional Term Benchmark Borrowing or RFR Borrowing with respect to Revolving Credit Loans following such establishment.

(c)           Determination of Interest Rate. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such loan as of the applicable date of determination. The applicable Base Rate, Adjusted Term SOFR Rate, Adjusted Floating Overnight Daily SOFR Rate, applicable Local Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate or Adjusted Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d)           Alternate Rate of Interest. Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 5.2(d):

(A)           if the Administrative Agent determines (which determination shall be conclusive absent manifest error) (1) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the applicable Local Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (2) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Floating Overnight Daily SOFR Rate or Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(B)           if the Administrative Agent is advised by the Requisite Lenders in writing that (1) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Term SOFR Rate, the applicable Local Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate or the TIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (2) at any time, the applicable Adjusted Floating Overnight Daily SOFR Rate, Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency; provided that a Lender shall not so advise the Administrative Agent unless such Lender is generally making similar claims upon, or otherwise similarly enforcing its agreements with, similarly-situated borrowers (and provided further that no Lender shall have any obligation to disclose information about any other borrowers);

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone (which shall promptly thereafter be confirmed in writing), telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which notice shall be promptly provided by the Administrative Agent following the termination or cessation of such circumstance(s)) and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 5.1(c) or a new Notice of Borrowing in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 5.2(d)(i)(A) or (B) above or (y) a Base Rate Borrowing if the Adjusted Floating Overnight Daily SOFR Rate or Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 5.2(d)(i)(A) or (B) above and (2) any Notice of Borrowing that requests an RFR Borrowing or a Daily SOFR Borrowing shall instead be deemed to be a Notice of Borrowing, as applicable, for a Base Rate Borrowing and (B) for Loans denominated in an Alternative Currency, any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, (i) if relating to Canadian Dollars, shall instead be deemed a request for Canadian Prime Rate Loans or (ii) if relating to any other Alternative Currency, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, RFR Loan or Daily SOFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 5.2(d)(i) with respect to a Relevant Rate applicable to such Term Benchmark Loan, RFR Loan or Daily SOFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 5.1(c) or a new Notice of Borrowing in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 5.2(d)(i)(A) or (B) above or (y) a Base Rate Loan if the Adjusted Floating Overnight Daily SOFR Rate or Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 5.2(d)(i)(A) or (B) above, on such day, and (2) any RFR Loan or Daily SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at (x) if denominated in Canadian Dollars, the Canadian Prime Rate or (y) if denominated in any other Alternative Currency, the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(i)           Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(ii)           Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will in consultation with the Borrower have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)           The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.2(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.2(d).

(iv)           Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, Local Rate, EURIBOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)           Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing, RFR Borrowing or Daily SOFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Floating Overnight SOFR Rate or the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event and (2) an RFR Borrowing or Daily SOFR Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an ABR Borrowing or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan, RFR Loan or Daily SOFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, RFR Loan or Daily SOFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 5.2(d), (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Floating Overnight SOFR Rate or Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan or Daily SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at (x) if denominated in Canadian Dollars, the Canadian Prime Rate or (y) if denominated in any other Alternative Currency, the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (x) be prepaid by the Borrower on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (y) be prepaid in full immediately.

(e)           Illegality.   If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making, converting, maintaining or continuation of any Term Benchmark Loan, Daily SOFR Loan, or RFR Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower, the applicable Qualified Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

(i)           When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower’s or the applicable Qualified Borrower’s right to request from such Lender and such Lender’s obligation, if any, to make Term Benchmark Loans, Daily SOFR Loans, or RFR Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Term Benchmark Loans or Daily SOFR Loans and (B) if the affected Term Benchmark Loans, Daily SOFR Loans or RFR Loans are then outstanding, the Borrower or such Qualified Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day’s prior written notice to the Administrative Agent and the affected Lender, at its option either convert each such Loan into a Base Rate Loan or prepay such Loan.

(ii)          If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Term Benchmark Loans, Daily SOFR Loans or RFR Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower, the applicable Qualified Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower’s and such Qualified Borrower’s right to request, and such Lender’s obligation, if any, to make Term Benchmark Loans, Daily SOFR Loans or RFR Loans shall thereupon be restored.

(iii)         If a Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Foreign Qualified Borrower then, on notice thereof by the Lender to the Borrower, and until such notice by the Lender is revoked, any obligation of the Lender or its Lending Office to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Borrower shall take all reasonable actions requested by the Lender to mitigate or avoid such illegality.

(f)           Compensation. In addition to all amounts required to be paid by the Borrower or the applicable Qualified Borrower pursuant to Section 5.1 and Article XIII, the Borrower and the applicable Qualified Borrower shall compensate each Lender, upon demand, for all losses, expenses to third parties and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Term Benchmark Loans to the Borrower or such Qualified Borrower but excluding any loss of Applicable Margin on the relevant Loans, any losses or expenses incurred as the result of such Lender’s gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) and any administrative fees incurred in effecting such liquidation or reemployment) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Term Benchmark Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or any applicable Qualified Borrower or in a telephonic request by it for borrowing or conversion/ continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), including, without limitation, pursuant to Section 5.2(d), (ii) if for any reason any Term Benchmark Loan is prepaid on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Term Benchmark Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.2(d), (iv) as a consequence of any failure by the Borrower or any applicable Qualified Borrower to repay a Term Benchmark Loan when required by the terms of this Agreement, or (v) as a consequence of an assignment requested by the Borrower under Section 13.4. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

(g)           Booking of Term Benchmark Loans. Any Lender may make, carry or transfer Term Benchmark Loans at, to, or for the account of, its International Lending Office or International Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Term Benchmark Loan to any office (other than such International Lending Office) or any Affiliate (other than such International Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

(h)           Affiliates Not Obligated. No International Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

(i)           Adjusted Rates. Any failure by any Lender to take into account the Statutory Reserve Rate when calculating interest due on Term Benchmark Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

5.3           Fees.

(a)           Facility Fee. The Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders based on their respective Pro Rata Revolving Credit Shares, a fee (the “Facility Fee”), accruing at a per annum rate equal to the then applicable Facility Fee Percentage on the daily amount of the Maximum Revolving Credit Amount and commencing on the Closing Date, such fee shall accrue through and including the last day of March, June, September and December of each year and shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the Revolving Credit Termination Date shall be payable on demand (for the avoidance of doubt, the Facility Fee shall only accrue and be payable with respect to the aggregate outstanding principal amount (if any) of the Loans that remains outstanding after the occurrence of the Revolving Credit Termination Date).

(b)           Calculation and Payment of Fees. All fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees due to any Lead Arranger or any other Lender, including, without limitation, those referred to in this Section 5.3, shall bear interest, if not paid when due, at the interest rate specified in Section 5.1(d) and shall constitute Obligations.

ARTICLE VI

CONDITIONS TO LOANS

6.1           Conditions Precedent to the Closing Date. The obligation of each Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 14.7):

(a)           Documents. The Administrative Agent shall have received on or before the Closing Date all of the following: this Agreement, the Notes (to the extent requested by the applicable Lender at least one (1) Business Day prior to the Closing Date) and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as Exhibit E and made a part hereof, each duly executed and in recordable form, where appropriate, and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrower hereby directs its legal counsel to prepare and deliver to the Agents and the Lenders, the legal opinions referred to in such List of Closing Documents.

(b)            No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall be, and the Administrative Agent shall not have received any notice that litigation is pending or threatened in writing which is likely to enjoin, prohibit or restrain the making of the Loans on the Closing Date.

(c)            Interim Liabilities and Equity. Except as disclosed to the Administrative Agent and the Lenders, since December 31, 2022, neither the Borrower nor the Company shall have (i) entered into any material (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower’s business, (ii) declared or paid any dividends or other distributions other than in the ordinary course of business, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.

(d)            No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would immediately result from the making of the Loans.

(e)            Representations and Warranties. All of the representations and warranties of the Borrower contained in Section 7.1 and in any of the other Loan Documents shall be true and correct in all material respects (or in the case of any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects after giving effect to such qualification) on and as of the Closing Date.

(f)             Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Administrative Agent and the other Lenders, as applicable, all fees and expenses required to be paid that are due and payable by the Borrower on or before the Closing Date, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses, and other costs and expenses incurred in connection with the Loan Documents, in each case to the extent invoiced at least one (1) Business Day prior to the Closing Date.

(g)            Other Information. (i) The Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

6.2           Conditions Precedent to All Subsequent Revolving Credit Loans. The obligation of each Revolving Credit Lender to make any Revolving Credit Loan requested to be made by it on any date after the Closing Date is subject to the following conditions precedent as of each such date:

(a)           Representations and Warranties. As of such date, both before and immediately after giving effect to the Revolving Credit Loans to be made on such date, all of the representations and warranties of the Borrower contained in Section 7.1 (other than in Section 7.1(j)) and in any other Loan Document (other than representations and warranties which expressly speak as of a different date, in which case, such representations and warranties shall have been true and correct in all material respects as of such date) shall be true and correct in all material respects (or in the case of any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects after giving effect to such qualification); provided, however, that this condition shall not apply to a Revolving Credit Loan which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.

(b)           No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would immediately result from the making of the requested Revolving Credit Loan; provided, however, that this condition shall not apply to a Revolving Credit Loan which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.

(c)           No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from such Revolving Credit Lender notice that, in the judgment of such Revolving Credit Lender, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, such Revolving Credit Lender’s making of the requested Revolving Credit Loan.

(d)           Qualified Borrower. In the event that such Revolving Credit Loan is to be made to a Qualified Borrower, receipt by the Administrative Agent of a Revolving Credit Note by such Qualified Borrower for the account of each Revolving Credit Lender, if not previously delivered, satisfying the requirements of Section 4.3, together with the Qualified Borrower Guaranty and all other items that would have been required to be delivered pursuant to Sections 2.10 and 6.1 with respect to such Qualified Borrower.

Each submission by the Borrower or any Qualified Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Revolving Credit Loan or a Notice of Conversion/Continuation with respect to any Revolving Credit Loan and each acceptance by the Borrower or a Qualified Borrower of the proceeds of each Revolving Credit Loan made, converted or continued hereunder, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Revolving Credit Loan and the date of conversion or continuation that all the conditions contained in this Section 6.2 have been satisfied or waived in accordance with Section 14.7.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1           Representations and Warranties of the Borrower. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower described herein, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

(a)           Organization; Powers. The Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in each state in which failure to do so would have a Material Adverse Effect, (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (E) is a partnership for federal income tax purposes.

(i)           The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

(ii)          Each Qualified Borrower and General Partner in existence as of the date hereof is (or shall be at such time as it becomes a Qualified Borrower or General Partner) a duly formed and validly existing legal entity under the laws of its jurisdiction of formation and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

(iii)         Neither the Borrower nor the Company is a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(b)           Authority.

(i)           The General Partner has the requisite power and authority to execute, deliver and perform this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. The General Partner is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and is the sole general partner of the Borrower. Each Qualified Borrower (if any) has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed by it as required by this Agreement.

(ii)         The execution, delivery and performance of each of the Loan Documents by the Borrower and each Qualified Borrower and to which the Borrower or such Qualified Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower’s partnership powers or such Qualified Borrower’s partnership, corporate or limited liability company, as applicable, powers, have been duly authorized by all necessary partnership, corporate or limited liability, as applicable, action (and, in the case of the General Partner acting on behalf of the Borrower in connection therewith, all necessary corporate action of such General Partner and, in the case of Simon International Finance GP acting as general partner of Simon International Finance in connection therewith, all necessary corporate action of Simon International Finance GP) and such authorization has not been rescinded. No other partnership, corporate or limited liability company action or proceedings on the part of the Borrower or any General Partner or any Qualified Borrower is necessary to consummate such transactions.

(iii)         Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrower and the Borrower’s Subsidiaries on or before the Closing Date have been performed or complied with, and no Potential Event of Default or Event of Default exists thereunder.

(iv)         Each of the Loan Documents to which any Qualified Borrower is a party has been duly executed and delivered on behalf of such Qualified Borrower and constitutes such Qualified Borrower’s legal, valid and binding obligation, enforceable against such Qualified Borrower in accordance with its terms, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Qualified Borrower have been performed or complied with, and no Potential Event of Default or Event of Default exists thereunder.

(c)           Subsidiaries.

(i)           Except as otherwise disclosed to the Administrative Agent by the Borrower in writing prior to the Closing Date or thereafter in a Compliance Certificate, the Borrower has no significant subsidiaries other than those disclosed in its most recent form 10-K filing with the Securities and Exchange Commission.

(ii)         Except where failure would have a Material Adverse Effect, each Subsidiary: (A) is a corporation, limited liability company or partnership duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite power and authority to own and operate its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

(d)           No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any Qualified Borrower is a party do not and will not (i) conflict, in any material respect with the Organizational Documents of the Borrower or any Consolidated Subsidiary of the Borrower or any Qualified Borrower, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict, in any material respect with, result in a breach of or constitute (with or without notice or lapse of time or both) a default, in the case of such breach or default, in any material respect, under any Requirement of Law or Contractual Obligation of the Borrower, the General Partner, any Limited Partner, any Consolidated Subsidiary of the Borrower, any Qualified Borrower, or any general or limited partner of any Consolidated Subsidiary of the Borrower, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, the General Partner, any Limited Partner, any Consolidated Subsidiary of the Borrower or any Qualified Borrower, or any general partner or limited partner of any Consolidated Subsidiary of the Borrower, or (iv) require any approval of shareholders of the Company or any general partner (or equity holder of any general partner) of any Consolidated Subsidiary of the Borrower, except for any approval which has been made, obtained or given.

(e)           Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any Qualified Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

(f)           Governmental Regulation. Neither the Borrower nor any General Partner nor any Qualified Borrower is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

(g)           Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: annual audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2022. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and its Subsidiaries as at the respective dates thereof. Neither the Borrower nor any of its Consolidated Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

(h)           Indebtedness. The Company, the Borrower and their Consolidated Subsidiaries have no material Indebtedness for borrowed money, except as disclosed in its most recent 10-K or otherwise identified to the Administrative Agent in a Compliance Certificate.

(i)           Litigation; Adverse Effects. Except as set forth in Schedule 7.1-I, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or arbitrator in a legally binding arbitration proceeding pending or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower, any Qualified Borrower or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to be expected to result in a Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower. None of the Company, any General Partner, the Borrower, any Qualified Borrower or any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

(j)           No Material Adverse Effect. Since December 31, 2022, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

(k)           Tax Examinations. The IRS has examined (or is foreclosed from examining by applicable statutes) the federal income tax returns of any of the Company’s, the Borrower’s or its Consolidated Subsidiaries’ predecessors in interest with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, [2020] and the appropriate state Governmental Authority in each state in which the Company’s, the Borrower’s or its Consolidated Subsidiaries’ predecessors in interest with respect to the Projects were required to file state income tax returns has examined (or is foreclosed from examining by applicable statutes) the state income tax returns of any of such Persons with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, [2020]. All deficiencies which have been asserted against such Persons as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of such Persons to the extent, if any, required by GAAP. No such Person has taken any reporting positions for which it does not have a reasonable basis nor anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

(l)           Payment of Taxes. All tax returns, reports and similar statements or filings of each of the Persons described in Section 7.1(k), the Company, the Borrower and its Consolidated Subsidiaries and any Qualified Borrower required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Consolidated Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Consolidated Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Consolidated Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

(m)           Performance. Neither the Company, the Borrower nor any of their Consolidated Subsidiaries nor any Qualified Borrower has received any notice, citation or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Properties is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

(n)           Disclosure. The representations and warranties of the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The Borrower has not intentionally withheld any fact from the Administrative Agent, the Lead Arrangers, or the Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (n) with respect to its projections of future events.

(o)           Requirements of Law. The Borrower and each of its Subsidiaries and each Qualified Borrower is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect. The Borrower and each of its Subsidiaries and each Qualified Borrower is in compliance with the Controlled Substances Act to the extent applicable to the Borrower or such Subsidiary.

(p)           Environmental Matters.

(i)           Except as disclosed on Schedule 7.1-P or in the Company’s most recently filed Form 10-K or 10-Q and except where failure would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any applicable Environmental, Health or Safety Requirement of Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental, Health or Safety Requirement of Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(ii)         The Borrower and each of its Consolidated Subsidiaries and each Qualified Borrower are conducting and will continue to conduct their respective businesses and operations and maintain each Project in compliance in all material respects with applicable Environmental, Health or Safety Requirements of Law and no such Person has been, and no such Person has any reason to believe that it or any Project will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect.

(q)           ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined, or is intended, by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in Schedule 7.1-Q, neither the Borrower nor any of its ERISA Affiliates maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan and furnished to the Administrative Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 7.1-Q, neither the Borrower nor any of its ERISA Affiliates has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

(r)           Securities Activities. Neither the Borrower nor any Qualified Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(s)           Solvency. On the Closing Date, after giving effect to the Loans to be made on the Closing Date and the disbursement of the proceeds of such Loans pursuant to the Borrower’s or the applicable Qualified Borrower’s instructions, the Borrower (on a consolidated basis with its Subsidiaries) and each Qualified Borrower (on a consolidated basis with its Subsidiaries), if any, is Solvent. After the Closing Date, on the date of each Borrowing hereunder, after giving effect to the Loans to be made on such Date and the disbursement of the proceeds of such Loans pursuant to the Borrower’s or the applicable Qualified Borrower’s instructions, the Borrower (on a consolidated basis with its Subsidiaries) or Qualified Borrower (on a consolidated basis with its Subsidiaries), if any, as applicable, requesting such Loan is Solvent.

(t)           Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

(u)           REIT Status. The Company qualifies as a REIT under the Internal Revenue Code.

(v)           Ownership of Projects, Minority Holdings and Property. Ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the General Partner.

(w)           Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designated to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective employees, directors and officers, and to the knowledge of the Borrower, its agents and Affiliates, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, any Subsidiary, or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent or Affiliate of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing (directly or indirectly), use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(x)           Affected Financial Institutions. None of the Borrower or the Qualified Borrowers is an Affected Financial Institution.

ARTICLE VIII

REPORTING COVENANTS

The Borrower covenants and agrees that so long as any Commitments or Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

8.1           Borrower Accounting Practices. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP as in effect from time to time, and each of the financial statements and reports described below shall be prepared from such system and records and in form reasonably satisfactory to the Administrative Agent.

8.2           Financial Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent:

(a)           Quarterly Reports.

(i)           Borrower Quarterly Financial Reports. No later than fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments; provided that the requirement for delivery of such financial statements of the Borrower shall be deemed satisfied if the combined financial statements of the Company delivered pursuant to clause (ii) below include such financial statements of the Borrower.

(ii)          Company Quarterly Financial Reports. No later than fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company, the Borrower and its Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company, the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

(iii)         Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 8.2, the Borrower shall deliver Officer’s Certificates, substantially in the form of Exhibit F attached hereto of the Borrower and the Company (the “Quarterly Compliance Certificates”), signed by the Borrower’s and the Company’s respective Authorized Financial Officers representing and certifying (1) that as of the date thereof no Event of Default or Potential Event of Default has occurred and is continuing or, if any Event of Default or Potential Event of Default existed or exists, and specifying the nature and period of existence thereof and what action the General Partner and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower’s outstanding Indebtedness for borrowed money, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent; provided, the Borrower shall not be required to schedule any individual Indebtedness for borrowed money in an amount less than $25,000,000, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof and (7) any items required to be disclosed by Section 7.1(c)(i), Section 7.1(h), Section 8.5 or Section 8.8.

(b)           Annual Reports.

(i)           Borrower Financial Statements. Not later than ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Borrower and its Subsidiaries as at the end of such Fiscal Year, (ii) a report with respect thereto of Ernst & Young, LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be without a “going concern” or like qualification or exception or a qualification or exception as to the scope of such audit and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Ernst & Young, LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the General Partner or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein); provided that the requirement for delivery of such financial statements of the Borrower shall be deemed satisfied if the combined financial statements of the Company delivered pursuant to clause (ii) below include such financial statements of the Borrower. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Borrower, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

(ii)         Company Financial Statements. Not later than ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be without a “going concern” or like qualification or exception or a qualification or exception as to the scope of such audit and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

(iii)         Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), the Borrower shall deliver Officer’s Certificates of the Borrower and the Company (the “Annual Compliance Certificates” and, collectively with the Quarterly Compliance Certificates, the “Compliance Certificates”), signed by the Borrower’s and the Company’s respective Authorized Financial Officers, representing and certifying that (1) no Event of Default or Potential Event of Default has occurred and is continuing or, if any Event of Default or Potential Event of Default existed or exists, and specifying the nature and period of existence thereof and what action the General Partner and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower’s outstanding Indebtedness for borrowed money including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent; provided, the Borrower shall not be required to schedule any individual Indebtedness for borrowed money of less than $25,000,000, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof, (7) a schedule of the estimated taxable income of the Borrower for such Fiscal Year and (8) any items required to be disclosed by Section 7.1(c)(i), Section 7.1(h), Section 8.5 or Section 8.8.

Any financial statements or other documents required to be delivered pursuant to Section 8.2(a)(i), (a)(ii), (b)(i) or (b)(ii) (to the extent any such documents are included in materials otherwise filed with the Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail versions (i.e., soft copies) of such documents). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

8.3           Events of Default. Promptly upon the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice to the Borrower with respect to a claimed Event of Default or Potential Event of Default under this Agreement; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

8.4           Lawsuits. Promptly upon the Borrower’s obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries, not previously disclosed pursuant to Section 7.1(i) or in the Company’s Form 10-K or Form 10-Q filed with the Commission, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower’s reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $250,000,000 or more and is not covered by Borrower’s insurance, the Borrower shall give written notice thereof to the Administrative Agent and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

8.5           ERISA Notices. The Borrower shall deliver or cause to be delivered to the Administrative Agent, at the Borrower’s expense, the following information and notices:

(a)           within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred that could be expected to result in liability in excess of $100,000,000, a written statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

(b)           within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred that could be expected to result in liability in excess of $100,000,000, a statement of an Authorized Financial Officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

(c)           in its next Compliance Certificate after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Plan that could be expected to result in liability in excess of $100,000,000 and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

(d)           in its next Compliance Certificate after the Borrower or any ERISA Affiliate receives notice of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer a Plan that could be expected to result in liability in excess of $100,000,000, copies of each such notice;

(e)           in its next Compliance Certificate after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code that could be expected to result in liability in excess of $100,000,000, copies of each such letter;

(f)           in its next Compliance Certificate after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability in excess of $100,000,000, copies of each such notice;

(g)           in its next Compliance Certificate after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment in excess of $100,000,000 under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

(h)           in its next Compliance Certificate after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, in each case, that could reasonably be expected to result in liability in excess of $100,000,000, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this Section 8.5, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the “Administrator” of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

8.6           Environmental Notices. The Borrower shall notify the Administrative Agent in writing, promptly upon any Authorized Financial Officer of the Borrower or other employee of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any notice of any action arising under any Environmental, Health or Safety Requirement of Law or of any noncompliance by the Borrower or any Subsidiary with any Environmental, Health or Safety Requirement of Law or any Permit, approval, license or other authorization required thereunder that would reasonably be expected to result in a Material Adverse Effect.

8.7           [Reserved].

8.8           Notices of Asset Sales and/or Acquisitions. The Borrower shall deliver to the Administrative Agent in its next Compliance Certificate written notice of each of the following upon the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $2,000,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $2,000,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $2,000,000,000.

8.9           Beneficial Ownership Certificate. The Borrower shall promptly notify the Administrative Agent of any change in the information provided in any Beneficial Ownership Certification (if applicable) delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

8.10           Other Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the other Lenders to the extent not publicly available electronically at www.sec.gov or www.simon.com (or successor web sites thereto), copies of all financial statements, reports, notices and other materials, if any, sent or made available generally by any General Partner and/or the Borrower to its respective Securities holders or filed with the Commission, all non-ordinary course press releases made available generally by any General Partner and/or the Borrower or any of its Subsidiaries to the public concerning material developments in the business of any General Partner, the Borrower or any such Subsidiary and all notifications received by the General Partner, the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

8.11           Other Information. Promptly upon receiving a written request therefor from the Administrative Agent, the Borrower shall prepare and deliver to the Administrative Agent and the other Lenders such other information with respect to any General Partner, the Borrower, any Qualified Borrower, or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Lender, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (to the extent applicable).

ARTICLE IX

AFFIRMATIVE COVENANTS

Borrower and Qualified Borrowers each covenants and agrees that so long as any Commitments or Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

9.1           Existence, Etc. The Borrower and each Qualified Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence or existence as a corporation, limited liability company, limited partnership, joint venture or other registered corporate form, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the failure of a Subsidiary of the Borrower or a Subsidiary of a Qualified Borrower to maintain its existence or the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect. The Borrower shall at all times remain organized under the laws of the United States.

9.2           Powers; Conduct of Business. The Borrower and each Qualified Borrower shall remain qualified, and shall cause each of their respective Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing, except where the failure to remain so qualified is not likely to have a Material Adverse Effect.

9.3           Compliance with Laws, Etc. The Borrower and each Qualified Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower and each Qualified Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental, Health or Safety Requirements of Law affecting such Person or the business, Property, assets or operations of such Person, in each case, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. To the extent applicable thereto, the Borrower and each Qualified Borrower shall, and shall cause each of their respective Subsidiaries to, comply with the Controlled Substances Act.

9.4           Payment of Taxes and Claims. The Borrower and each Qualified Borrower shall pay, and shall cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.3 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower’s or any Qualified Borrower’s or any of the Borrower’s or any Qualified Borrower’s Subsidiaries’ Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

9.5           Insurance. The Borrower and each Qualified Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other companies engaged in similar businesses and owning similar properties in locations where the Borrower and its Subsidiaries operate.

9.6           Inspection of Property; Books and Records; Discussions. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities to the extent required by GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (who may be accompanied by any Lender), upon reasonable prior notice, but not more frequently than twice in any twelve (12) month period so long as no Event of Default has occurred and is continuing, to visit and inspect its properties to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (in the presence of an officer of the Borrower), all at such reasonable times during normal business hours. The request by any Lender or agent or representative thereof for such an inspection shall be made to the Administrative Agent and the Administrative Agent promptly shall notify all the Lenders of such request (or if the Administrative Agent shall have requested the same on its behalf, the Administrative Agent shall notify all the Lenders thereof) and any Lender that shall so desire may at such Lender’s own cost and expense accompany Administrative Agent, or such representative on such examination. Unless an Event of Default has occurred and is continuing, such visits shall be at the sole cost and expense of the Administrative Agent or such Lender. Notwithstanding the foregoing, neither the Borrower, any Qualified Borrower or any of their respective Subsidiaries shall be required to provide or disclose information in connection with such visit (x) to the extent that such disclosure to the Administrative Agent or such Lender violates any bona fide contractual confidentiality obligations by which it is bound, so long as (i) such obligations were not entered into in contemplation of this Agreement and (ii) such obligations are owed by it to a third party, (y) as to which it has been advised by counsel that the provision of such information to the Administrative Agent or such Lender would give rise to a waiver of attorney-client privilege or similar legal privilege or (z) which consists of non-financial trade secrets or proprietary information.

9.7           ERISA Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where failure to do so would not reasonably be likely to result in a Material Adverse Effect.

9.8           Maintenance of Property. The Borrower and each Qualified Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair and in a businesslike manner, ordinary wear and tear and casualty and condemnation excepted, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in a businesslike manner; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such Qualified Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

9.9           Company Status. The Company shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange; (2) maintain its status as a REIT under the Internal Revenue Code, (3) retain direct or indirect management and control of the Borrower, and (4) own, directly or indirectly, no less than ninety-nine percent (99%) of the equity Securities of any other General Partner of the Borrower.

9.10         Ownership of Projects, Minority Holdings and Property. The ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by any General Partner.

ARTICLE X

NEGATIVE COVENANTS

Borrower and each Qualified Borrower each covenants and agrees that it shall comply with the following covenants so long as any Commitments or Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

10.1         Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, or permit to exist, any Indebtedness, except Indebtedness which, when aggregated with Total Adjusted Outstanding Indebtedness of the Borrower, would not exceed (i) sixty percent (60%) of Capitalization Value, provided, however, that, in connection with a portfolio acquisition, for the six (6) consecutive quarters after such acquisition, Total Adjusted Outstanding Indebtedness may exceed sixty percent (60%) of Capitalization Value, but in no event exceed sixty-five percent (65%) of Capitalization Value, or (ii) in the case of Secured Indebtedness of the Consolidated Businesses and the Borrower’s proportionate share (determined in accordance with GAAP) of Secured Indebtedness of its Minority Holdings, fifty percent (50%) of the Capitalization Value. In addition, neither the Borrower nor any of its Subsidiaries shall create, incur, assume or otherwise become liable for, directly or indirectly, or permit to exist, Indebtedness for borrowed money from the General Partner, unless such Indebtedness is unsecured and expressly subordinated to the payment of the Obligations. For purposes of Section 10.1 only, (i) Total Adjusted Outstanding Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation (“Maturing Indebtedness”), and (y) Unrestricted Cash, and (ii) Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.

For purposes of Section 10.1(ii) only, (i) Secured Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Secured Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation of this covenant (“Maturing Secured Indebtedness”), and (y) Unrestricted Cash, and (ii) Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Secured Indebtedness.

10.2         Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect.

10.3         Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:

(a)           Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $20,000,000 for any Project;

(b)           Liens securing permitted Secured Indebtedness; and

(c)           Customary Permitted Liens.

10.4         Investments. Neither the Borrower, any Qualified Borrower nor any of their Subsidiaries shall directly or indirectly make or own any Investment except:

(a)           Investments in Cash and Cash Equivalents;

(b)           Subject to the limitations of clause (e) below, Investments in the Borrower’s Subsidiaries, the Borrower’s Affiliates and Minority Holdings and the Management Company;

(c)           Investments in the form of advances to directors and employees in the ordinary course of business; provided that the aggregate principal amount of all such advances at any time outstanding shall not exceed $1,000,000;

(d)           Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business; and

(e)           Investments (i) in any individual Project, which when combined with like Investments of the General Partner in such Project, do not exceed ten percent (10%) of the Capitalization Value (inclusive of the Capitalization Value attributable to such Project) after giving effect to such Investments of the Borrower or (ii) in a single Person owning a Project or Property, or a portfolio of Projects or Properties, which when combined with like Investments of the General Partner in such Person, do not exceed forty percent (40%) of the combined Capitalization Value after giving effect to such Investments of the Borrower, it being understood that no Investment in any individual Person will be permitted if the Borrower’s allocable share of the Investment of such Person in any individual Project would exceed the limitation described in clause (i) hereinabove.

10.5         Conduct of Business. Neither the Borrower, any Qualified Borrower nor any of their Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly retail and mixed use Projects and portfolios of like Projects and (b) any business or activities which are substantially similar, related or incidental or synergistic thereto.

10.6         Transactions with Partners and Affiliates. Neither the Borrower, any Qualified Borrower nor any of their Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are determined by the Board of Directors of the General Partner to be less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 10.6 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing; (b) payment of customary partners’ indemnities; or (c) performance of any obligations arising under the Loan Documents.

10.7         Restriction on Fundamental Changes. None of the Company, the General Partner, the Borrower or any Qualified Borrower shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or change its jurisdiction of organization without the prior written consent of the Requisite Lenders, or convey, lease, sell, transfer or otherwise dispose (whether effected pursuant to a division or otherwise) of, in one transaction or series of transactions, all or substantially all of the Company’s, the General Partner’s, the Borrower’s or any Qualified Borrower’s business or Property, whether now or hereafter acquired, except (i) in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Borrower; or (ii) in a merger or consolidation where (A) either (x) the Borrower, the General Partner, the Company or the Qualified Borrower, as the case may be, is the surviving entity, or (y) a majority of the board of directors of the Company, and a majority of its senior management, immediately prior to the merger continue as directors of the surviving entity, and continue to be employed as senior management of the surviving entity and (B) no Event of Default or Potential Event of Default will exist after giving effect thereto.

10.8         Use of Proceeds; Margin Regulations; Securities, Sanctions and Anti-Corruption Laws. The proceeds of the Loans will be used only for the purposes described in Section 2.3. Neither the Borrower, any Qualified Borrower nor any of their Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock or for any purpose that entails a violation of the Regulations of the Federal Reserve Board, including Regulation T, Regulation U or Regulation X. The Borrower and the Qualified Borrowers will not request any Loan, and the Borrower and the Qualified Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees, agents and Affiliates shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.9         ERISA. The Borrower shall not and shall not permit any of its Subsidiaries or ERISA Affiliates to do any of the following which would result in a Material Adverse Effect:

(a)           engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(b)           permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Plan, whether or not waived;

(c)           fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

(d)           terminate any Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

(e)           fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

(f)            fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

(g)           amend a Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

10.10       Organizational Documents. Neither the General Partner, the Borrower, any Qualified Borrower nor any of their Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower, such Qualified Borrower or any such Subsidiary, provided that the Borrower shall have provided the Administrative Agent with sixty (60) days prior written notice of any such name change, or (b) changes (including changes in connection with the issuance of preferred securities) that are not expressly prohibited in this Agreement and which are not adverse to the interests of the Administrative Agent and the Lenders.

10.11       Fiscal Year. Neither the Company, the Borrower nor any of its Consolidated Businesses shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

10.12       Other Financial Covenants.

(a)           Minimum Debt Service Coverage Ratio. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of Combined EBITDA to Combined Debt Service shall not be less than 1.50 to 1.00.

(b)           Unencumbered Combined EBITDA to Unsecured Interest Expense. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of (i) the Unencumbered Combined EBITDA to (ii) Unsecured Interest Expense shall not be less than 1.50 to 1.00.

10.13       Pro Forma Adjustments. In connection with an acquisition of a Project, a Property, or a portfolio of Projects or Properties, by any of the Consolidated Businesses or any Minority Holding (whether such acquisition is direct or through the acquisition of a Person which owns such Property), the financial covenants contained in this Agreement shall be calculated as follows on a pro forma basis (with respect to the pro rata share of the Borrower in the case of an acquisition by a Minority Holding), which pro forma calculation shall be effective until the last day of the sixth fiscal quarter following such acquisition (or such earlier test period, as applicable), at which time actual performance shall be utilized for such calculations.

(a)           Annual EBITDA. For up to six (6) fiscal quarters post acquisition, Annual EBITDA for the acquired Property shall be deemed to be an amount equal to (i) the net purchase price of the acquired Property (or the Borrower’s pro rata share of such net purchase price in the event of an acquisition by a Minority Holding) for the first partial fiscal quarter following such acquisition, multiplied by 6.0%, and (ii) for the succeeding five full fiscal quarters, Annual EBITDA shall be deemed the greater of (A) the net purchase price multiplied by 6.0%, or (B) the actual EBITDA from such acquired Property during the period following Borrower’s (direct or indirect) acquisition, computed on an annualized basis, provided that such annualized EBITDA shall in no event exceed the final product obtained after multiplying (1) the net purchase price by (2) 1.1, and then by (3) 6.0%.

(b)           Combined EBITDA. The pro forma calculation of Annual EBITDA for the acquired Property shall be added to the calculation of Combined EBITDA.

(c)           Unencumbered Combined EBITDA. If, after giving effect to the acquisition, the acquired Property will not be encumbered by Secured Indebtedness, then the pro forma Annual EBITDA for the acquired Property shall be added to the calculation of Unencumbered Combined EBITDA.

(d)           Secured Indebtedness. Any Indebtedness secured by a Lien incurred and/or assumed in connection with such acquisition of a Property shall be added to the calculation of Secured Indebtedness.

(e)           Total Adjusted Outstanding Indebtedness. Any Indebtedness incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Adjusted Outstanding Indebtedness.

(f)           Total Unsecured Outstanding Indebtedness. Any Indebtedness which is not secured by a Lien and which is incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Unsecured Outstanding Indebtedness.

(g)           Unsecured Interest Expense. If any unsecured Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Unsecured Interest Expense.

ARTICLE XI

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

11.1         Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

(a)           Failure to Make Payments When Due. The Borrower or any Qualified Borrower shall fail to pay (i) when due any principal payment on the Obligations which is due on the Revolving Credit Termination Date or any maturity date for a Term Loan Facility or pursuant to the terms of Section 2.4, or (ii) within five (5) Business Days after the date on which due, any interest payment on the Obligations or any principal payment pursuant to the terms of Section 4.1(a), or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove, or (iv) within five (5) Business Days after notice from the Administrative Agent after the date on which due, any fees due pursuant to Section 5.3.

(b)           Breach of Certain Covenants. (i) The Borrower or any Qualified Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 8.3 (provided, with respect to notice of the occurrence of any Potential Event of Default required to be delivered pursuant to Section 8.3, the failure to deliver any such notice shall not constitute or result in the occurrence of an Event of Default until such time as any grace period required to expire prior to such Potential Event of Default becoming an Event of Default has expired (and assuming any required notice from the Administrative Agent has been given)), 9.1 (with respect to the Borrower or a Qualified Borrower), 9.2, 9.3, or Article X, or (ii) the Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation contained in Section 9.5 and such failure continues for ten (10) Business Days.

(c)           Breach of Representation or Warranty. Any representation or warranty made by the Borrower or any Qualified Borrower to the Administrative Agent, any Lead Arranger or any other Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

(d)           Other Defaults. The Borrower or any Qualified Borrower shall default in the performance of or compliance with any agreement, covenant or obligation contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1, and including Section 9.1 (with respect to a Subsidiary)), or any default or event of default shall occur under any of the other Loan Documents, and such default or non-compliance shall continue for twenty (20) days after receipt of written notice from the Administrative Agent to the Borrower thereof.

(e)           Cross-Acceleration to Other Indebtedness. Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any Recourse Indebtedness (other than the Obligations) of the Borrower, any Qualified Borrower or any Consolidated Subsidiary of the Borrower, in each case, of $150,000,000 or more, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be immediately due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower, any Qualified Borrower or any of their Consolidated Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

(f)            Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i)            An involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect shall be commenced against any General Partner, the Borrower, or any of its Subsidiaries to which $500,000,000 or more of the Combined Equity Value is attributable, or any Qualified Borrower and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any General Partner, the Borrower or any of its Subsidiaries or any Qualified Borrower in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of any General Partner or Limited Partners of the Borrower or any Qualified Borrower or the board of directors or partners of any of the Borrower’s Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(ii)            A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any General Partner, the Borrower, or any of its Subsidiaries to which $500,000,000 or more of the Combined Equity Value is attributable, or any Qualified Borrower or over all or a substantial part of the Property of any General Partner, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of any General Partner, the Borrower or any of such Subsidiaries or any such Qualified Borrower or of all or a substantial part of the Property of any General Partner, the Borrower or any of such Subsidiaries or any such Qualified Borrower shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any General Partner, the Borrower or any of such Subsidiaries or any such Qualified Borrower shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any General Partner or Limited Partners of the Borrower or any Qualified Borrower or the board of directors or partners of any of Borrower’s Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(g)           Voluntary Bankruptcy; Appointment of Receiver, Etc. Any of any General Partner, the Borrower, or any of its Subsidiaries to which $500,000,000 or more of the Combined Equity Value is attributable, or any Qualified Borrower, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any General Partner, the Borrower or any of such Subsidiaries or any such Qualified Borrower shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

(h)           Judgments. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any Qualified Borrower or any of their respective assets involving in any case an amount in excess of $150,000,000 (other than with respect to Claims arising out of Non-Recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

(i)            Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

(j)            Loan Documents. At any time, for any reason (other than as expressly permitted hereunder or thereunder or upon satisfaction in full of the Obligations), any Loan Document ceases to be in full force and effect or the Borrower or any Qualified Borrower seeks to repudiate its obligations thereunder.

(k)            ERISA Termination Event. Any ERISA Termination Event occurs which could reasonably be expected to result in a Material Adverse Effect.

(l)            Waiver Application. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the substantial business hardship upon which the application for the waiver is based could reasonably be expected to result in a Material Adverse Effect.

(m)          Certain Defaults Pertaining to the General Partner. The Company shall fail to (i) maintain its status as a REIT for federal income tax purposes, (ii) except where such failure does not constitute a breach of Section 10.7, continue as a general partner of the Borrower, (iii) maintain ownership (directly or indirectly) of no less than 99% of the equity Securities of any other General Partner of the Borrower, (iv) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, (v) remain listed on the New York Stock Exchange or other national stock exchange, or (vi) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(n)           Change in Control. (i) The acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (ii) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

An Event of Default shall be deemed “continuing” until cured or waived in writing in accordance with Section 14.7.

11.2         Rights and Remedies.

(a)           Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g) with respect to the Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and each Qualified Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and each Qualified Borrower.

(b)           Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

(c)           Enforcement. The Borrower and each Qualified Borrower acknowledges that in the event the Borrower or any of its Subsidiaries or any Qualified Borrower fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Lead Arrangers and the other Lenders; therefore, the Borrower agrees that the Administrative Agent, the Lead Arrangers and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

ARTICLE XII

THE AGENTS

12.1         Appointment.

(a)            Each Lender hereby designates and appoints JPMorgan Chase as the Administrative Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII.

(b)           The provisions of this Article XII are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower, any Qualified Borrower, the General Partner nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing their respective functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any General Partner, the Borrower, any Qualified Borrower, or any Subsidiary of the Borrower. The Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

12.2         Nature of Duties.

(a)           The Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or the other Loan Documents except in its capacity as Lender and those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations or duties in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Administrative Agent shall not have any duties to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.7), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Requisite Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. The Administrative Agent hereby agrees that its duties shall include providing copies of documents received by the Administrative Agent from the Borrower which are reasonably requested by any Lender and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder. In addition, the Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices (including, without limitation, requests for waivers or modifications, as well as all notices received pursuant to Sections 8.4, 8.5(a) and (b) and 8.6) sent or received, together with copies of all reports or other information received by it from the Borrower, including, without limitation, all financial information delivered to the Administrative Agent pursuant to Section 8.2. Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)           In connection with all aspects of each transaction contemplated hereby, the Borrower and each Qualified Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith are an arm’s-length commercial transaction between the Borrower and each Qualified Borrower, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transaction, the Administrative Agent, each Joint Lead Arranger and each Lender or any Affiliate thereof is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any Qualified Borrower or any of its Affiliates, stockholders, creditors or employees or another Person; (iii) neither the Administrative Agent, any Joint Lead Arranger nor any Lender or any Affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any Qualified Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Joint Lead Arranger or any Lender or any Affiliate thereof has advised or is currently advising the Borrower, any Qualified Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, any Joint Lead Arranger nor any Lender or any Affiliate thereof has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, any Qualified Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger nor any Lender or such Affiliate has any obligation to disclose any of such interests by virtue of any relationship arising out of or related to any of the transactions contemplated hereby or the process leading thereto; and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders or any Affiliate thereof have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrower and each Qualified Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower and each Qualified Borrower agrees not to assert any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty arising out of or related to any of the transactions contemplated hereby or the process leading thereto.

(c)           Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Joint Lead Arrangers, Syndication Agents, Co-Syndication Agents, Co-Documentation Agents, Senior Managing Agents or Managing Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

12.3         Right to Request Instructions. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

12.4         Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. With respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, the Administrative Agent may rely upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In addition, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 14.1, (ii) may rely on the Register to the extent set forth in Section 14.1(c), and (iii) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by the Borrower, any Subsidiary, or any Lender as a result of any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender, or any Exchange Rate or Dollar Equivalent Amount, other than any claim, liability, loss, cost, and/or expense which the Borrower or any Subsidiary may incur or be subject to as a result of the gross negligence or willful misconduct of the Administrative Agent (as determined in a final non-appealable judgment by a court of competent jurisdiction).

12.5         Indemnification. To the extent that the Administrative Agent is not reimbursed and indemnified by the Borrower or any Qualified Borrower, the Lenders will reimburse and indemnify the Administrative Agent solely in its capacity as the Administrative Agent and not as a Lender for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents, in proportion to each Lender’s Ratable Share determined as of the time when such indemnification is sought, unless and to the extent that any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements shall arise as a result of the Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a non-appealable final judgment. The Administrative Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by the Administrative Agent from the Borrower, any Qualified Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

12.6         Administrative Agent Individually. With respect to its Commitments hereunder, if any, and the Loans made by it, if any, the Administrative Agent shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders” or “Requisite Lenders” or “Requisite Facility Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacity as a Lender or as one of the Requisite Lenders or Requisite Facility Lenders. The Administrative Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if it was not acting as the Administrative Agent pursuant hereto.

12.7         Successor Agents.

(a)            Resignation and Removal. The Administrative Agent may resign from the performance of all its functions and duties hereunder (including as Administrative Agent) at any time by giving at least thirty (30) Business Days’ prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. The Administrative Agent may be removed at the direction of the Requisite Lenders, in the event the Administrative Agent shall commit gross negligence or willful misconduct in the performance of its duties hereunder, as determined by a court of competent jurisdiction in a final and non-appealable judgment. Such resignation or removal shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.7.

(b)           Appointment by Requisite Lenders. Upon any such resignation or removal becoming effective, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Event of Default shall have occurred and be continuing, selected from among the Lenders.

(c)           Appointment by Retiring Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Lenders appoint a successor Agent as provided above.

(d)           Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

12.8         Relations Among the Lenders. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any Qualified Borrower hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitment except in accordance with Section 11.2(a).

12.9         Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

12.10       Independent Credit Decisions. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

12.11       Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Qualified Borrower, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Qualified Borrower, that none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)           The Administrative Agent, and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

12.12       Erroneous Payments.

(a)           Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.12 shall be conclusive, absent manifest error.

(b)           Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)           The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d)           Each party’s obligations under this Section 12.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE XIII

YIELD PROTECTION

13.1         Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Qualified Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or such Qualified Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrower. The Borrower and the Qualified Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)           Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any Qualified Borrower to a Governmental Authority pursuant to this Section 13.1, the Borrower or such Qualified Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or any Qualified Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Qualified Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.1(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)             Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            an executed copy of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.1 (including by the payment of additional amounts pursuant to this Section 13.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 13.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes net of any Tax refunds) incurred by such indemnified party with respect to such indemnity payments and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Survival. Each party’s obligations under this Section 13.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            Defined Terms. For purposes of this Section 13.1, the term “applicable law” includes FATCA.

13.2         Increased Capital. If (i) any Lender determines that any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company (if any) to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity,) and (ii) the amount of such capital or liquidity is increased by or based upon the making or maintenance by any Lender of its Loans, including any Alternative Currency Loans, any Lender’s participation in or obligation to participate in the Loans, including the Alternative Currency Loans or other advances made hereunder or the existence of any Lender’s obligation to make Loans or Alternative Currency Loans, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent) from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. The Borrower shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. The Borrower or any Qualified Borrower shall pay such Lender the amount shown as due on any such statement within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. This Section 13.2 shall survive the termination of the Commitments and the repayment of the Obligations for a period of 180 days.

13.3         Changes; Legal Restrictions. If any Change in Law shall:

(a)           subject a Lender (or its Applicable Lending Office or International Affiliate) or the applicable offshore interbank market to any condition, cost or expense (other than Taxes) of any kind which such Lender reasonably determines to be applicable to the Commitments of the Lenders to make Term Benchmark Loans or RFR Loans; or

(b)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(c)            impose, modify, or hold applicable, in the determination of a Lender, any reserve (other than reserves taken into account in calculating the applicable Term Benchmark Rate), special deposit, liquidity, compulsory loan, FDIC insurance or similar assessment or requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or International Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, converting, continuing, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower or any Qualified Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its International Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. The Borrower or any Qualified Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. This Section 13.3 shall survive the termination of the Commitments and the repayment of the Obligations for a period of 180 days.

13.4         Replacement of Certain Lenders. In the event a Lender (a “Designee Lender”) shall have requested additional compensation from the Borrower or any Qualified Borrower under Section 13.2 or under Section 13.3, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.1, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, the Borrower may, at its sole election, (a) make written demand on such Designee Lender (with a copy to the Administrative Agent) for the Designee Lender to assign, and such Designee Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designee Lender’s rights and obligations under this Agreement and the Notes (including, without limitation, its Commitments and all Loans owing to it but excluding its existing rights to payment under Sections 13.2 or 13.3) in accordance with Section 14.1 (with the Borrower paying any applicable fees associated with such assignment) (provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) in the case of any such assignment resulting from a claim for compensation under Section 13.2 or Section 13.3 or payments required to be made pursuant to Section 13.1, such assignment will result in a reduction in such compensation or payments, (iii) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and (iv) a Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply), or (b) repay all Loans owing to the Designee Lender together with interest accrued with respect thereto to the date of such repayment and all fees and other charges accrued or payable and all other Obligations owing to such Designee Lender under the terms of this Agreement for the benefit of the Designee Lender to the date of such repayment. Any such repayment and remittance shall be for the sole credit of the Designee Lender and not for any other Lender. Upon delivery of such repayment and remittance in immediately available funds as aforesaid, the Designee Lender shall cease to be a Lender under this Agreement. All expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower’s election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either Section 13.2 or Section 13.3.

13.5         No Duplication. For the avoidance of doubt, no amount payable by the Borrower or a Qualified Borrower to a Recipient pursuant to one of Section 13.1, Section 13.2 or Section 13.3 shall also be payable to the same Recipient pursuant to another of such Sections

ARTICLE XIV

MISCELLANEOUS

14.1         Assignments and Participations.

(a)           Assignments. No assignments or participations of any Lender’s rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.

(b)           Limitations on Assignments.

(i)            Subject to the conditions set forth in paragraph (b)(ii) and (b)(iii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)           the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)            the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender (other than a Lender that is a Defaulting Lender) with a Revolving Credit Commitment immediately prior to giving effect to such assignment and (y) all or any portion of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment or Loans, the amount of the applicable Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 (in the case of the Revolving Credit Facility) or $5,000,000 (in the case of a Term Loan Facility) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (or to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Electronic System as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants), together with the fee described in Section 14.1(d) below; and

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Borrower and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)           Upon such execution, delivery, acceptance (in accordance with Section 14.1(d)) and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto except that its rights under Section 14.3 shall survive) and (C) the Borrower and any Qualified Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

(c)           The Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the other Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(e)           Participations. Each Lender may sell participations to one or more other entities (a “Participant”) other than an Ineligible Institution in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Committed Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $5,000,000 (except that there shall be no minimum amount with respect to participations in Alternative Currency Loans), and (v) such participant’s rights to agree or to restrict such Lender’s ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the applicable Commitment of the Lender from whom such participant purchased a participation, but only if such increase shall affect such participant, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            [Reserved.]

(g)           Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower, any Qualified Borrower, or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower or any Qualified Borrower; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree, in writing, to preserve in accordance with Section 14.20 the confidentiality of any confidential information described therein.

(h)           SPC Assignment. Notwithstanding anything to the contrary contained herein, any Revolving Credit Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified in writing from time to time by the Granting Lender to the Administrative Agent, the option to purchase from the Granting Lender all or any part of any Revolving Credit Loan that such Granting Lender would otherwise be obligated to make as provided herein, provided that (i) nothing herein shall constitute a commitment to purchase any Revolving Credit Loan by any SPC, and (ii) if a SPC elects not to exercise such option or otherwise fails to fund all or any part of such Revolving Credit Loan, the Granting Lender shall be obligated to fund such Revolving Credit Loan pursuant to the terms hereof. The funding of a Revolving Credit Loan by a SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Revolving Credit Loan were funded by such Granting Lender. Each party hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Revolving Credit Lender would otherwise be liable, for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Revolving Credit Loans of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States. Notwithstanding anything to the contrary contained in this Agreement, the Granting Lender may disclose to a SPC and any SPC may disclose to any Rating Agency or provider of any surety or guarantee to such SPC any information relating to the SPC’s funding of Revolving Credit Loans, all on a confidential basis. This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Revolving Credit Loans are being funded by a SPC at the time of such amendment.

(i)            Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

(j)            Lenders’ Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) to secure obligations of such Lender, including any pledge or security interest in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board or any other central bank.

14.2         Expenses.

(a)            Generally. The Borrower agrees upon written demand to pay or reimburse the Administrative Agent for all of its reasonable and documented external audit and investigation expenses, and for the fees, expenses and disbursements of counsel to the Administrative Agent (but not of other legal counsel, except as provided in Section 14.3) and for all other reasonable and documented out-of-pocket costs and expenses of every type and nature incurred by the Administrative Agent in connection with (i) the audit and investigation of the Consolidated Businesses, the Projects and other Properties of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities under this Agreement and the other Loan Documents; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Project, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent or any other Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, a Project, the Borrower, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

(b)           After Default. The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and their respective Related Parties upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses (including allocated costs of internal counsel and costs of settlement) incurred by the Administrative Agent or such Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

14.3         Indemnity. The Borrower and each Qualified Borrower further agrees, jointly and severally, to defend, protect, indemnify, and hold harmless the Administrative Agent, the Lead Arrangers and each and all of the Lenders and each of their respective Related Parties (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any Taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any claim, litigation, investigation, or administrative or judicial proceeding, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the “Indemnified Matters”); provided, however, neither the Borrower nor any Qualified Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters (A) caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment or (B) that result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than a Lead Arranger or the Administrative Agent in its capacity as such). Each of the parties hereto hereby agrees not to assert any claim, on any theory of liability, for special, indirect consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents; provided that the foregoing shall not relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower and each Qualified Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. No Indemnitee referred to in this Section 14.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, unless the receipt of such information or materials by the unintended recipient resulted from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment. This Section 14.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and shall not duplicate any amounts paid under Section 13.2 or Section 13.3.

14.4         Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board (or successors thereto or agencies with similar functions) and are adopted by any General Partner or the Borrower, as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

14.5         Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is hereby authorized by the Borrower and each Qualified Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower or any Qualified Borrower against and on account of the Obligations of the Borrower or any Qualified Borrower to such Lender or any of its Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower or any Qualified Borrower now or hereafter maintained with such Lender or any Affiliate.

14.6         Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Ratable Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker’s lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Ratable Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

14.7         Amendments and Waivers.

(a)           General Provisions. Subject to Section 5.2(d)(iii) and (iv) and Section 14.7(e), unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, however, that the Borrower’s agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative Agent or the Lenders in Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Subject to the immediately following subsection (b), (i) any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of the Revolving Credit Lenders (including Section 6.2 with respect to any Revolving Credit Loan), and not any other Lenders, may be amended, and the performance or observance by the Borrower or any Qualified Borrower or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Facility Lenders under the Revolving Credit Facility (and, in the case of an amendment to any Loan Document, the written consent of the Borrower and each Qualified Borrower which is a party thereto) and (ii) any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of the Term Loan Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Facility Lenders under the Term Loan Facility (and, in the case of an amendment to any Loan Document, the written consent of the Borrower and each Qualified Borrower which is a party thereto). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)           Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

(i)            waiver of any of the conditions specified in Sections 6.1 and 6.2 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

(ii)           increase or non-pro rata reduction in the amount of such Lender’s Commitment,

(iii)          reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

(iv)          postponement or extension of any date (other than the Revolving Credit Termination Date or any maturity date of a Term Loan Facility, postponement or extension of which is governed by Section 14.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)), and

(v)           amend Section 14.25 or any other provision that affects the rights or duties of the Administrative Agent without the consent of the Administrative Agent.

(c)           Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

(i)            except as provided in Section 2.5, (A) postponement of the Revolving Credit Termination Date; provided that such postponement shall only require the consent of all Revolving Credit Lenders or (B) postponement of any maturity date of a Term Loan Facility; provided that such postponement shall only require the consent of all Term Loan Lenders under such Term Loan Facility,

(ii)           change in the definition of Requisite Lenders or Requisite Facility Lenders (provided, with respect to any amendment to the definition of Requisite Facility Lenders that only applies to either clause (i) or clause (ii) of such definition, only the approval of each Lender of the type described in such clause shall be required) or in any other provision specifying the aggregate percentage of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents; provided, any provision that applies only to Revolving Credit Lenders or Term Loan Lenders and not Revolving Credit Lenders and Term Loan Lenders collectively shall only require the vote of each Revolving Credit Lender or Term Loan Lender, as applicable,

(iii)          amendment of Section 14.6 or this Section 14.7,

(iv)          assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower or any Qualified Borrower,

(v)           release or termination of any Qualified Borrower Guaranty,

(vi)          waiver of any Event of Default described in Sections 11.1(a), (f), (g), (i) or (m), and

(vii)         change Section 4.2(b) in a manner that would alter the pro rata sharing of payments required thereby.

(d)           Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within twenty (20) days after such Lender receives such request, then, the Administrative Agent shall deliver a second request, in writing, to any such Lender(s), which second request shall include a legend, in capital letters, stating “FAILURE TO RESPOND, IN WRITING, TO THIS REQUEST WITHIN TEN (10) DAYS AFTER RECEIPT MAY RESULT IN THE ADMINISTRATIVE AGENT CONSENTING OR DENYING CONSENT TO SUCH REQUEST ON YOUR BEHALF”. If such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within ten (10) days after such Lender receives such request, then, such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent’s sole discretion, to such requests on behalf of such Lender as such Lenders’ attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender’s duly authorized agent for such purposes.

(e)           If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. The Administrative Agent shall promptly provide a copy of such amendment to the Lenders.

14.8         Notices.

(a)           Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

if to the Borrower, to it at:

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, IN 46204

Attention: Treasurer

Telecopy No.: (317) 263-7303

with a copy to:

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, IN 46204

Attention: General Counsel

Telecopy No.: (317) 685-7377

if to the Administrative Agent, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC5/1st Floor

Newark, DE 19713

Attention: Zohaib Nazir, Loan & Agency Services Group

Telephone No.: (312) 954-9852

Telecopy No.: (302) 634-4733

Email: zohaib.nazir@jpmorgan.com

Agency Withholding Tax Inquiries:

Telephone No.: (302) 634-8499

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks

Email: covenant.compliance@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.

8181 Communications Pkwy Bldg B, Floor 06
Plano, TX, 75024-0239
Attn:  Cody Canafax
Phone:  (972) 324-5152
E:mail: cody.canfax@jpmorgan.com

; and, in the case of a notice relating to Alternative Currency Loans, with a copy to:

J.P. Morgan

25 Bank Street, Floor 6

Canary Wharf, London E14 5JP

Attention: Grant Keith

Telecopy No.: +44 (0) 207-777-2360

For electronic submissions:

Grant.A.Keith@jpmorgan.com

With a copy to

loanandagencylondon@jpmorgan.com

if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Notices. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or Article IV unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           Changes in Addresses. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)           Electronic Systems.

(i)            The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)           Although the Electronic System and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Electronic System is secured through a per-deal authorization method whereby each user may access the Electronic System only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Electronic System, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications (as defined below) through the Electronic System and understands and assumes the risks of such distribution.

(iii)          Any Electronic System used by the Administrative Agent and the Communications are provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy or completeness of the Communications or the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications or the Electronic System. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent, any Lead Arranger or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

(iv)          Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Electronic System shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(v)           Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Electronic System in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vi)          Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

14.9         Survival of Warranties and Agreements. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as any Commitments have not expired or terminated. The provisions of Sections 5.2(f), 14.2, and 14.3 and Article XII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

14.10       Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any other Lender or any other Agent in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

14.11       Marshalling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any Qualified Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower or any Qualified Borrower makes a payment or payments to the Administrative Agent or any Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

14.12       Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14.13       Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

14.14       Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

14.15       Limitation of Liability. No claim may be made by any Lender, any Lead Arranger, the Administrative Agent, Borrower, any Qualified Borrower or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, each Lead Arranger, the Administrative Agent, the Borrower and each Qualified Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

14.16       Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrower or any Qualified Borrower, or any interest therein, may not be assigned without the prior written consent of all Lenders (and any attempted assignment by the Borrower or any Qualified Borrower without such consent shall be null and void).Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 14.1(e)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

14.17       Certain Consents and Waivers of the Borrower.

(a)           Personal Jurisdiction. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT (THE “PROCESS AGENT”) FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE LENDERS AND THE BORROWER AND EACH QUALIFIED BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER AND EACH QUALIFIED BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(i)           THE BORROWER AND EACH QUALIFIED BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER. THE BORROWER AND EACH QUALIFIED BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER AGENT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY SUCH OTHER AGENT. THE BORROWER AND EACH QUALIFIED BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY OTHER AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

(b)           Service of Process. THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER’S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL (X) AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR (Y) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).

(c)           WAIVER OF JURY TRIAL. EACH PARTY HERETO AND EACH QUALIFIED BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.18       Counterparts; Effectiveness; Inconsistencies; Electronic Execution.

(a)            This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. In the event the Lenders enter into any co-lender agreement with the Lead Arrangers pertaining to the Lenders’ respective rights with respect to voting on any matter referenced in this Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co-lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern. Notwithstanding the foregoing, any rights reserved to the Administrative Agent under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligation of the Borrower under the Loan Documents will not be varied.

(b)           Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.8), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely in good faith on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against the Administrative Agent or any Lender for any liabilities, claims or losses arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities, claims or losses arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

14.19       Limitation on Agreements. All agreements between the Borrower, each Qualified Borrower, the Administrative Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower or a Qualified Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

14.20       Confidentiality. Subject to Section 14.1(g), the Administrative Agent, and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement, and identified as such by the Borrower, in accordance with the Administrative Agent’s or such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (provided that the Administrative Agent and such Lender may disclose such information (i) to its Affiliates, its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers, and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, or to any credit insurance provider relating to the Borrower or its obligation, (iii) to any other party hereto, (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder), (v) with the prior written consent of the Borrower or (vi) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower; and in any event the Lenders may make disclosure reasonably required by a bona fide or potential offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority, self-regulatory body or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 14.20. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower in connection with this Agreement. Unless specifically prohibited by applicable law or court order, the Administrative Agent and each Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of the Administrative Agent or such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information. The Administrative Agent and Lenders also may make disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrower received by it from the Administrative Agent or any Lender, and disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Lenders, including league table providers, in connection with the administration and management of this Agreement and the other Loan Documents.

14.21       Disclaimers. The Administrative Agent, the Lead Arrangers, the Lenders and their respective Affiliates shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent, the Lead Arrangers, the Lenders and their respective Affiliates shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. The Borrower is not and shall not be an agent of any of the Administrative Agent, the Lead Arrangers, the Lenders or their respective Affiliates for any purposes and none of the Lenders, the Lead Arrangers, or the Administrative Agent or their respective Affiliates shall be deemed partners or joint venturers with Borrower or any of its Affiliates. None of the Administrative Agent, the Lead Arrangers, or the Lenders or their respective Affiliates shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent, the Lead Arrangers, or the Lenders or their respective Affiliates and the Borrower agrees to hold the Administrative Agent, the Lead Arrangers, and the Lenders and their respective Affiliates harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

14.22       [Reserved.]

14.23       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

14.24       USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

14.25       Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 5.3;

(b)           the Revolving Credit Commitment, unused Term Loan Commitment (if any) and Term Loan Exposure (if any) of such Defaulting Lender shall not be included in determining whether all Lenders or the Requisite Lenders or the Requisite Facility Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 14.7, except that the Defaulting Lender’s consent shall be required in connection with any increase or extension in such Defaulting Lender’s Commitments pursuant to Section 14.7(b)(ii), any amendment pursuant to Section 14.7(b)(iii) or (iv) affecting its Loans or pursuant to Section 14.7(c)(i) with respect to postponing the Revolving Credit Termination Date or any maturity date of a Term Loan Facility only), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and

(c)           any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Potential Event of Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Potential Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent and the Borrower all agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitments.

14.26       Payments Generally; Pro Rata Treatment; Sharing of Set-offs. If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.1(d), 4.2 or 14.3, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, unless subject to a good faith dispute, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

14.27       Judgment Currency.

(a)           If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

(b)           The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrower and Qualified Borrower to make payments in any currency of the principal of and interest on the Loans of Borrower or any Qualified Borrower and any other amounts due from Borrower or any Qualified Borrower hereunder to the Administrative Agent as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 14.27(a)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Lenders of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

14.28       Guarantors. The Borrower may designate as guarantors one or more parties (“Guarantors”) who (x) are to receive distributions of the proceeds of Loans hereunder in connection with a future merger, acquisition or similar transaction between the Borrower and its Affiliates on the one hand and such parties and their Affiliates on the other hand, with respect to such Loans, subject to the consummation of such merger, acquisition or similar transaction and provided that there shall be no Event of Default outstanding both before and immediately after giving effect to such merger, acquisition or similar transaction , or (y) have received distributions of the proceeds of Loans made pursuant to the Existing Credit Agreement or a predecessor thereto in connection with a merger, acquisition or similar transactions previously consummated between the Borrower and its Affiliates on the one hand and such parties and their Affiliates on the other hand, which Loans are being refinanced with the proceeds of Loans made hereunder, with respect to such new Loans; provided that the Administrative Agent shall have reasonably satisfied itself with respect to “know your customer” and applicable Anti-Corruption Laws and Sanctions in respect of any such proposed Guarantor. The guarantees executed by the Guarantors pursuant to this Section 14.28 (“Guarantees”) shall not exceed $1,000,000,000 in the aggregate. The Guarantees shall be guarantees of collection and not guarantees of payment, shall otherwise be substantially in the form attached hereto as Exhibit M or otherwise reasonably acceptable to the Administrative Agent, and shall be acknowledged by the Administrative Agent, effective upon their execution by the Guarantors.

14.29       Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

14.30       Transitional Arrangements.

(a)           Existing Credit Agreement Superseded. This Agreement shall supersede and replace the Existing Credit Agreement in its entirety, except as provided in this Section 14.30. On the Closing Date, the rights and obligations of the parties under the Existing Credit Agreement and the “Notes” defined therein with respect to the Revolving Credit Loans shall be subsumed within and be governed by this Agreement and the Notes and, to the extent outstanding on the Closing Date, continue to be outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such obligations; provided however, that any of the “Revolving Credit Loans” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall, for purposes of this Agreement, be Revolving Credit Loans hereunder. The Lenders’ interests in such Revolving Credit Loans shall be reallocated and continued in a cashless roll transaction on the Closing Date in accordance with each Lender’s applicable Revolving Credit Commitments and Alternative Currency Commitments. On the Closing Date, (A) the Revolving Credit Commitment and Alternative Currency Commitment of each Lender that is a party to the Existing Credit Agreement but is not a party to this Agreement as a Revolving Credit Lender (an “Exiting Lender”) will be terminated, all outstanding Obligations owing to the Exiting Lenders will be repaid in full, and each Exiting Lender will cease to be a Lender under the Existing Credit Agreement and will not be a Lender under this Agreement and (B) each Person listed on Schedule 1.1A attached to this Agreement as a Revolving Credit Lender shall be a Lender under this Agreement with the Revolving Credit Commitment and Alternative Currency Commitment set forth opposite its name on such Schedule 1.1A. On and after the Closing Date, the Existing Credit Agreement shall be of no further force or effect. Each Lender party to this Agreement that was a party to the Existing Credit Agreement hereby waives its rights to indemnification pursuant to Section 5.2(f) in connection with prepayment or conversion of any Term Benchmark Loans or RFR Loans as a result of any prepayment or conversion of Revolving Credit Loans on the Closing Date or the reallocation of the Revolving Credit Loans on the Closing Date described above.

(b)           Return and Cancellation of Notes. On the Closing Date, each Lender will promptly return to the Borrower or the applicable Qualified Borrower, marked “Cancelled” or “Replaced”, the notes of the Borrower or a Qualified Borrower, as applicable, held by such Lender pursuant to the Existing Credit Agreement.

(c)           Interest and Fees Under Existing Credit Agreement. All interest and all facility and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Existing Credit Agreement, as if the Existing Credit Agreement were still in effect.

14.31       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14.32       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement with respect to any swap, forward, future or derivative transaction or agreement or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 14.32, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., a Delaware corporation, its general partner

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President - Chief Financial Officer

[Signature Page to $5bn SPG Third A&R Credit Agreement]

PLAZA CAROLINA, LLC, a Delaware limited liability company

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President - Chief Financial Officer

[Signature Page to $5bn SPG Third A&R Credit Agreement]

SIMON INTERNATIONAL FINANCE, acting through its general partner Simon International Finance GP, S.à r.l.
represented by its permanent representative Brian J. McDade

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Permanent Representative

[Signature Page to $5bn SPG Third A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Cody A. Canafax
	Name:	Cody A. Canafax
	Title:	Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Roger C. Davis
	Name:	Roger C. Davis
	Title:	Senior Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

CITIBANK, N.A.

By:	/s/ David Bouton
	Name:	David Bouton
	Title:	Authorized Signatory

[Signature Page to $5bn SPG Third A&R Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Cindy Hwee
	Name:	Cindy Hwee
	Title:	Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

BARCLAYS BANK PLC

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By:	/s/ Miriam Trautmann
	Name:	Miriam Trautmann
	Title:	Managing Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

BNP PARIBAS SA

By:	/s/ James Goodall
	Name:	James Goodall
	Title:	Managing Director

By:	/s/ Kyle Fitzpatrick
	Name:	Kyle Fitzpatrick
	Title:	Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Sarah E. Beeson
	Name:	Sarah E. Beeson
	Title:	Senior Vice President

By:	/s/ John R. Jewett, Jr.
	Name:	John R. Jewett, Jr.
	Title:	Executive Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Curt M. Steiner
	Name:	Curt M. Steiner
	Title:	Senior Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director

By:	/s/ Douglas Darman
	Name:	Douglas Darman
	Title:	Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature Page to $5bn SPG Third A&R Credit Agreement]

BANK OF MONTREAL

By:	/s/ Rebecca Liu Chabanon
	Name:	Rebecca Liu Chabanon
	Title:	Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

MIZUHO BANK, LTD.

By:	/s/ Donna DeMagistris
	Name:	Donna Demagistris
	Title:	Executive Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

ROYAL BANK OF CANADA

By:	/s/ William Behuniak
	Name:	William Behuniak
	Title:	Authorized Signatory

[Signature Page to $5bn SPG Third A&R Credit Agreement]

TRUIST BANK

By:	/s/ Trudy Wilson
	Name:	Trudy Wilson
	Title:	Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ Sacha Boxill
	Name:	Sacha Boxill
	Title:	Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Glandt
	Name:	Michael Glandt
	Title:	Senior Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

TD BANK, N.A.

By:	/s/ Jessica Trombly
	Name:	Jessica Trombly
	Title:	Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

REGIONS BANK

By:	/s/ Katie Gifford
	Name:	Katie Gifford
	Title:	Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH

By:	/s/ Alexander Joerg
	Name:	Alexander Joerg
	Title:	Managing Director

By:	/s/ Kevin Silberman
	Name:	Kevin Silberman
	Title:	Associate

[Signature Page to $5bn SPG Third A&R Credit Agreement]

SOCIETE GENERALE

By:	/s/ Rick Bermal
	Name:	Rick Bermal
	Title:	Managing Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli
	Name:	Rita Walz-Cuccioli
	Title:	Executive Director

[Signature Page to $5bn SPG Third A&R Credit Agreement]

FIRST MERCHANTS BANK

By:	/s/ Javier Liz
	Name:	Javier Liz
	Title:	Assistant Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]

WELLS FARGO BANK, N.A.

By:	/s/ Rebecca Ghermezi
	Name:	Rebecca Ghermezi
	Title:	Vice President

[Signature Page to $5bn SPG Third A&R Credit Agreement]